UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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PartnerRe Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT

Wellesley House South
90 Pitts Bay Road
Pembroke HM 08, Bermuda
____________________
November 6, 2015
ANNUAL GENERAL MEETING–December 18, 2015
To the Shareholders of PartnerRe Ltd.
You are cordially invited to attend the Annual General Meeting of your company, PartnerRe Ltd., to be held at 12:00 p.m. local time on Friday, December 18, 2015, at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. David Zwiener and I will present a report on the current affairs of your Company. You will have an opportunity for any questions and comments.
On or about November 6, 2015, we will begin mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our Proxy Statement and Annual Report and how to vote. The Notice will also include details about the Annual General Meeting and instructions on how to request a paper copy of the proxy materials.
If you plan to attend the Annual General Meeting, I would ask that you vote in advance of the Annual General Meeting by following the voting instructions set forth in the Notice and as outlined in this Proxy Statement. Voting in advance will not prevent you from changing your mind at a subsequent date and you can revoke your voted proxy as described herein.
I would also ask that you vote as soon as possible. Prompt voting will eliminate the need for any follow-up work together with any associated costs.
We are grateful for your assistance and express our appreciation in advance.
Yours sincerely,

Jean-Paul L. Montupet
Chairman of the Board of Directors

IMPORTANT:	PLEASE VOTE PROMPTLY IN ACCORDANCE WITH THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. THE ANNUAL GENERAL MEETING DATE IS DECEMBER 18, 2015.

Wellesley House South
90 Pitts Bay Road
Pembroke HM 08, Bermuda
______________________
NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS
To Be Held on December 18, 2015
______________________

NOTICE IS HEREBY GIVEN that the Annual General Meeting of shareholders of PartnerRe Ltd. will be held at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, on Friday, December 18, 2015, at 12:00 p.m. local time, for the following purposes:
1.To elect four directors to hold office until the 2018 annual general meeting of shareholders or until their respective successors have been duly elected;
2.To ratify the appointment by our Audit Committee of Deloitte Ltd., as our independent auditors, to serve until the 2016 annual general meeting, and to refer decisions about the auditors' compensation to the Board of Directors; and
3.To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote).
The Board of Directors has fixed the close of business on November 2, 2015, as the record date for determining shareholders entitled to notice of, and to vote at, the Annual General Meeting.
All shareholders are cordially invited to attend the Annual General Meeting.

By order of the Board of Directors

Marc Wetherhill
Chief Legal Counsel

Pembroke, Bermuda
November 6, 2015

PROXY STATEMENT
TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE MEETING	6
CORPORATE DOCUMENTATION	10
OUR DIRECTORS	11
DIRECTOR COMPENSATION	17
Equity Components	17
Elective Equity Incentive	17
Board Ownership Guidelines	17
Executive Director’s Fees and Directors’ Expenses	17
Director Compensation Table	18
CORPORATE GOVERNANCE	20
Corporate Governance Framework	20
Code of Business Conduct and Ethics	20
Directors Independence and Certain Relationships and Related Transactions	20
Board Leadership Structure	21
Meetings and Committees of the Board	21
The Board’s Role in Risk Oversight	24
Significant Board Practices	25
Communication with Directors	26
Anti-Hedging and Anti-Pledging Policy	26
Insurance	26
OUR PRINCIPAL SHAREHOLDERS	27
Security Ownership of Certain Beneficial Owners, Management and Directors	27
Section 16(a) Beneficial Ownership Reporting Compliance	28
OUR EXECUTIVE OFFICERS	29
EXECUTIVE COMPENSATION	30
Compensation Discussion and Analysis	30
COMPENSATION TABLES	42
2014 Summary Compensation Table	42
2014 Grants of Plan-Based Awards	43
2014 Outstanding Equity Awards at Fiscal Year-End	43
2014 Option Exercises and Shares Vested	45
2014 Non-Qualified Deferred Compensation	47
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL	47
PRINCIPAL ACCOUNTANT FEES AND SERVICES	53
PROPOSAL 1—To elect four (4) directors to hold office until the Annual General Meeting of Shareholders in the year 2018 or until their respective successors have been duly elected	54
PROPOSAL 2—To ratify the appointment by our Audit Committee of Deloitte Ltd., as our independent auditors, to serve until the 2016 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors	55
PROPOSAL 3—To approve executive compensation disclosed pursuant to Item 402 of Regulation S-K (Non-Binding Advisory Vote)	56
APPENDIX I	57
APPENDIX II	59
APPENDIX III	60

PROXY STATEMENT
This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the “Board”) of PartnerRe Ltd. (“PartnerRe” or the “Company”) of proxies from holders of PartnerRe common shares (the “PartnerRe common shares” or the “common shares”), referred to as shareholders throughout this Proxy Statement. The proxies will be voted at the Annual General Meeting of shareholders, which will be held at 12:00 p.m. local time on December 18, 2015, at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, and at any adjournment thereof.
Our primary mailing address is Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda (telephone 1-441-292-0888). Pursuant to rules adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the Internet. PartnerRe expects to provide Notice and electronic delivery of this Proxy Statement and the enclosed proxy card to shareholders on or about November 6, 2015. As further detailed in the Notice which will be mailed to shareholders, shareholders may access the proxy materials on the Internet, request a printed set of the proxy materials, or both.

GENERAL INFORMATION ABOUT THE MEETING
Frequently Asked Questions
WHY AM I RECEIVING THESE MATERIALS?
You are receiving these materials as you were a shareholder of PartnerRe as of November 2, 2015 (the “Record Date”), which entitles you to attend and vote at or prior to the Annual General Meeting to be held at Wellesley House South, 90 Pitts Bay Road, Pembroke HM08, Bermuda on Friday, December 18, 2015, at 12:00 p.m. local time.
WHAT IS INCLUDED IN THESE MATERIALS?

1.	This Proxy Statement for the Annual General Meeting; and

2.	PartnerRe's Annual Report on Form 10-K for the year ended December 31, 2014 as filed with the SEC on February 26, 2015.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF PROXY MATERIALS?
Pursuant to rules adopted by the SEC and applicable Bermuda law, PartnerRe has elected to provide access to its proxy materials via the Internet. On or about November 6, 2015, PartnerRe will send to shareholders as of the Record Date the Notice. All shareholders will have the ability to access the proxy materials via the Internet or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy are detailed in the Notice, together with instructions on how to receive future proxy materials electronically. PartnerRe encourages shareholders to take advantage of the availability of the proxy materials on the Internet to help to reduce the environmental impact of our Annual General Meeting as well as to improve the efficiency of delivery.

WHAT AM I VOTING ON?
You will be asked:

1.	To elect four (4) directors to hold office until the 2018 annual general meeting of shareholders or until their respective successors have been duly elected (Proposal 1);

2.
To ratify the appointment by our Audit Committee of Deloitte Ltd., as our independent auditors, to serve until the 2016 annual general meeting, and to refer decisions about the auditors’ compensation to the Board of Directors (Proposal 2); and

3.	To approve the Executive Compensation disclosed pursuant to Item 402 of Regulation S-K (non-binding advisory vote) (Proposal 3).
For more information about these Proposals, see pages 54-56.

WHAT ARE THE BOARD’S VOTING RECOMMENDATIONS?
The Board recommends that you vote FOR all the Proposals.

WHO IS ENTITLED TO VOTE?
You may vote if you held common shares as of the close of business on the Record Date. Each common share held at the Record Date entitles you to one vote on each matter to be voted on. As of the Record Date, PartnerRe had 47,913,360 common shares issued and outstanding, net of treasury shares.

HOW MANY VOTES MUST BE PRESENT OR REPRESENTED BY PROXY TO HOLD THE ANNUAL GENERAL MEETING?
In order for us to transact business at the Annual General Meeting, the holders of not less than 25% of the outstanding common shares as of the Record Date must have voted prior to the meeting or be present, in person or by proxy. This is referred to as a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE EACH PROPOSAL?
All matters to be voted on at the Annual General Meeting will be decided by a simple majority of votes cast. If common shares are held by a broker for a shareholder that does not indicate how to vote on a non-routine matter, or if a shareholder abstains from voting on a particular matter, such common shares will not be counted for purposes of determining how many votes are required for approval on that matter. All matters except the ratification of auditors are considered non-routine.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL OWNER OF COMMON SHARES HELD IN STREET NAME?
You are a shareholder of record if your common shares are registered directly in your name with PartnerRe’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).
You are a beneficial owner of common shares held in street name if your common shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization.

HOW DO I VOTE IF I AM A SHAREHOLDER OF RECORD?
You can vote in person at the Annual General Meeting, or prior to the Annual General Meeting:

1.	over the Internet by following the instructions provided in the Notice;

2.	by telephone using the telephone number shown on the proxy card; or

3.	by filling out the proxy card and mailing it to the address shown on the proxy card.

HOW DO I VOTE IF I AM A BENEFICIAL OWNER?
You can vote in person at the Annual General Meeting if you have obtained a legal proxy from the organization that holds your common shares. Please follow the instructions that your bank or broker provides.
You can vote prior to the Annual General Meeting by following the instructions provided by your bank or broker.

HOW CAN I ATTEND THE ANNUAL GENERAL MEETING?
The Annual General Meeting is open to all shareholders that hold common shares as of the Record Date.
If you are a shareholder of record, you will have to present valid picture identification.
If you are a beneficial owner, you will need to obtain a legal proxy from your bank or broker. This legal proxy will serve as an admission ticket and authorize you to vote your common shares (or change your vote) at the Annual General Meeting. You will also be required to present valid picture identification.
Shareholders who do not have valid picture identification and a legal proxy (if required) may not be admitted to the Annual General Meeting.
We encourage all shareholders, even those who plan to attend the Annual General Meeting, to vote in advance. If you intend to vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting.

WHAT IS A PROXY? HOW DO I APPOINT A PROXY AND INSTRUCT THAT INDIVIDUAL HOW TO VOTE ON MY BEHALF?
A proxy is your legal designation of another person to vote the common shares you hold on your behalf.

You can appoint the proxies recommended by the Board (i.e. Jean-Paul L. Montupet and David Zwiener; see below “What does solicitation of proxies means?”) to vote on your behalf, and give those individuals voting instructions by following the directions on the proxy card.

If you are a shareholder of record, you may also appoint another individual to represent you at the Annual General Meeting by notifying Computershare in writing before the Annual General Meeting begins. Your appointed proxy must provide valid picture identification to be admitted to the Annual General Meeting.
If you are a beneficial owner, please contact the bank or broker that holds your common shares if you intend to appoint a proxy that is different from those recommended by the Board.

WHAT DOES SOLICITATION OF PROXIES MEAN?
In a solicitation of proxies, one party (in this case, the Board) encourages shareholders to appoint one or more particular individuals (in this case, Jean-Paul L. Montupet, the Chairman, and David Zwiener, the Chief Executive Officer) to vote on their behalf (i.e., to vote as their proxy in accordance with their instructions).
Proxies will be solicited initially over the Internet pursuant to the instructions set out in the Notice. As provided in the Notice, you may also request printed materials by mail. Our directors, officers and employees may make further solicitation personally, by telephone or otherwise; these individuals will not be specifically compensated for such activities. Innisfree M&A Incorporated, (“Innisfree”) a U.S. proxy solicitation firm, has been retained by PartnerRe to assist, if necessary, in the solicitation of proxies, using the means discussed above. In the event that we utilize the services of Innisfree, they will receive a fee for their services and reimbursement for out-of-pocket expenses.
Beneficial owners will be asked to forward the proxy materials to the bank or broker that holds their common shares. That entity will be reimbursed for its reasonable expenses incurred in connection with distributing and collecting proxy materials.
WHO PAYS FOR THE SOLICITATION OF PROXIES?
PartnerRe will bear all of the costs of soliciting proxies for use at the Annual General Meeting. If you vote via the Internet, by mail or by telephone from outside the United States and Canada, you may incur costs associated with their use. These costs are your responsibility.

WILL MY COMMON SHARES BE VOTED IF I DO NOT APPOINT A PROXY?
If you are a shareholder of record and you do not appoint a proxy or vote by telephone or over the Internet, your common shares will not be voted and therefore will have no effect on the voting results unless you personally attend the Annual General Meeting.
If you are a beneficial owner, your brokerage firm has the authority to vote common shares on certain routine matters even if you do not provide instructions. Only the ratification of auditors is considered a routine matter for these purposes. Without your instructions, your common shares will not be voted for any other Proposal at the Annual General Meeting.

CAN I CHANGE MY MIND AFTER I VOTE?

You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual General Meeting by:

1.	voting again by telephone or over the Internet prior to 11:59 p.m. Eastern Time on December 17, 2015; or

2.	attending and voting at the Annual General Meeting, if you are a shareholder of record (valid picture identification required); or
3.following the instructions of your bank or broker, if you are a beneficial owner.
If you intend to change your vote at the Annual General Meeting, you must provide our Secretary oral or written notice either at or prior to the meeting. We will not assume that you wish to change your vote simply because you attend the Annual General Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE FORM OF PROXY?
Multiple proxies may indicate that your common shares are held in more than one account. We encourage you to register all of your accounts in the same name and address. To minimize costs, if you are a beneficial owner, you should contact the bank or broker and request consolidation.
WHAT IF I SHARE AN ADDRESS WITH ANOTHER SHAREHOLDER, AND WE RECEIVED ONLY ONE PAPER COPY OF THE PROXY MATERIALS? HOW MAY I OBTAIN AN ADDITIONAL COPY OF THE PROXY MATERIALS?
We have adopted a procedure called “householding”. Under this procedure, we deliver a single copy of the Notice and, if applicable, the proxy materials to multiple shareholders who share the same address unless we receive contrary instructions. Shareholders wishing to discontinue or begin householding, or any shareholder residing at a householded address wanting to request delivery of a copy of the Notice and, if applicable, these proxy materials, may address their request:

1.	BY INTERNET: www.proxyvote.com

2.	BY TELEPHONE: 1-800-579-1639

3.	BY E-MAIL: sendmaterial@proxyvote.com

4.	IN WRITING: Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717, USA.
There is no charge for requesting a copy. If requesting materials by e-mail, please send an e-mail with the 12-Digit Control Number (located on the Notice) in the subject line. Please make the request as instructed above on or before December 4, 2015, to facilitate timely delivery.
Beneficial owners who wish to either discontinue or begin householding should contact their bank or broker. This procedure reduces the environmental impact of our Annual General Meeting as well as our postage and printing costs.

HOW DO I MAKE A PROPOSAL FOR INCLUSION IN THE PROXY STATEMENT FOR THE 2016 ANNUAL GENERAL MEETING?
Shareholders may propose any matter for a vote by our shareholders at the 2016 Annual General Meeting by sending their proposal marked for the attention of the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. Any notice given by a shareholder for including a proposal must be received no earlier than July 21, 2016, and no later than August 20, 2016. We may also omit a shareholder’s proposal if it does not comply with applicable requirements of the SEC.
Upon the consummation of EXOR S.p.A.'s acquisition of PartnerRe, PartnerRe shall become a wholly owned indirect subsidiary of EXOR S.p.A. To the extent the 2016 Annual General Meeting occurs after the consummation of such acquisition, shareholder proposals submitted in accordance with the limitations set forth in this proxy statement and PartnerRe's Bye-Laws will not be presented to the shareholders at the 2016 Annual General Meeting or included in any materials provided to then shareholders of PartnerRe in connection with the 2016 Annual General Meeting.

CAN I MAKE AN ADDITIONAL PROPOSAL AT THE 2016 ANNUAL GENERAL MEETING?
If a shareholder wishes to introduce a proposal at the 2016 Annual General Meeting other than for inclusion in our Proxy Statement, the proposing shareholder must notify us no earlier than September 19, 2016, and no later than October 19, 2016 of their intent to raise such proposal at the 2016 Annual General Meeting (subject to adjustment if the 2016 Annual General Meeting date is changed, as described in the Bye-Laws). Notice of such proposal is to be sent to the address listed in the response to the question above and must contain sufficient information in respect of the proposal to comply with our Bye-Laws. Upon the consummation of EXOR S.p.A.'s acquisition of PartnerRe, PartnerRe shall become a wholly owned indirect subsidiary of EXOR S.p.A. To the extent the 2016 Annual General Meeting occurs after the consummation of such acquisition, shareholder proposals submitted in accordance with the limitations set forth in this proxy statement and PartnerRe's Bye-Laws will not be presented to the shareholders at the 2016 Annual General Meeting or included in any materials provided to then shareholders of PartnerRe in connection with the 2016 Annual General Meeting.

Corporate Documentation
We refer to corporate documentation throughout the Proxy Statement. We will provide, without charge, the following corporate documents to any shareholder who makes a request:

•	Annual Report on Form 10-K for the year ended December 31, 2014, as filed on February 26, 2015;

•	Corporate Governance Principles and Application Guidelines;

•	Audit Committee Charter;

•	Compensation & Management Development Committee Charter;

•	Nominating & Governance Committee Charter;

•	Risk & Finance Committee Charter; and

•	Code of Business Conduct and Ethics.
The documentation listed above is available on our website at www.partnerre.com. To obtain a hard copy please write to the Secretary, PartnerRe Ltd., Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, or call 1-441-292-0888. We will also provide, upon payment of a reasonable fee to cover reproduction and mailing expenses, a copy of all exhibits to our Annual Report on Form 10-K.
Information contained on our website is not incorporated by reference into this Proxy Statement or any other report filed with the SEC.
Exchange Rates and Currency
Exchange rates from Swiss Francs to the United States Dollar are used throughout this Proxy Statement. Unless otherwise indicated, we have applied the following exchange rates:

Exchange Rates*
United States Dollar-US$	Swiss Francs-CHF
1	0.99
1.01	1

*	These exchange rates were calculated by taking an average of the bid/ask price of the applicable currency on December 31, 2014 (as reported on www.oanda.com) and rounding to two decimal places.
Unless otherwise indicated, all amounts mentioned throughout this Proxy Statement are denominated in United States Dollars.

Our Directors

As noted below, following our Annual General Meeting our Board will consist of ten directors divided into three classes: Class I, Class II and Class III. The directors in each Class serve a three-year term. The terms of each Class expire at successive annual general meetings so that the shareholders elect one Class of directors each year. This section details the name, age, nationality, class, qualifications and committee memberships of our directors as of the Record Date.
NOMINEE DIRECTORS STANDING FOR ELECTION AT THE 2015 ANNUAL GENERAL MEETING
Class I Directors
Jan H. Holsboer

	Current Directorships TD Bank N.V. - Chairman YAFA S.p.A Yam Invest N.V. NN Group N.V. - Chairman Committees Nominating & Governance - Chairman Audit	Former Directorships (previous 5 years) ING Group N.V. (2014) Atradius N.V/Atradius Credit Insurance N.V. (2012) Delta Lloyd Group N.V. (2011)
Age: 69 Nationality: Dutch Director Since: May 2000
Mr. Holsboer was the Chief Executive Officer of Netherlands Reinsurance Group N.V. until 1989, an Executive Director with Nationale-Nederlanden/ING N.V. until 1999 and with Univar N.V. until 2007. He also served as President of the Geneva Association from 1993 to 1999 of which he is still an honorary member/President. Mr. Holsboer retired in 2012 as Chairman of Vereniging Pro Senectute (elderly care) and in 2013 as chairman of Panorama Mesdag (museum).
Mr. Holsboer’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries.

Roberto Mendoza

	Current Directorships Western Union, Inc. ManpowerGroup Inc. Atlas Advisors LLC Rocco Forte & Family Limited Quinpario Acquisition Corp 2 Committees Compensation & Management Development Risk & Finance	Former Directorships (previous 5 years) None
Age: 70 Nationality: American Director Since: October 2009
Mr. Mendoza is a Senior Managing Director of Atlas Advisors LLC. Mr. Mendoza was Vice Chairman of the Board of J.P. Morgan & Co from 1990 to 2000 and Managing Director of Goldman Sachs Services Ltd. from 2000 to 2001. Mr. Mendoza was Chairman of XL Capital Ltd. until 1993 and a Non-Executive Director of ACE Ltd. from 1999 to 2002. He was also Chairman and a Non-Executive Director of Egg plc until 2006, Non-Executive Director of Prudential plc and Chairman of Integrated Finance Ltd. until 2007. Mr. Mendoza was Co-Chairman of Trinsum Group Inc.[1] from 2007 to 2008 and was a Non-Executive Director of PARIS RE Holdings Ltd from 2007-2009. Mr. Mendoza was also a partner in Deming Mendoza & Co. from 2009 to 2010.
Mr. Mendoza’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries as well as his previous experience as a director on the boards of U.S. listed companies including (re)insurance companies.
[1]  Trinsum Group Inc had an involuntary petition for liquidation under Chapter 7 of the U.S. Bankruptcy Code filed against it in July 2008; subsequently it filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in January 2009.

Kevin M. Twomey

	Current Directorships Prime Property Fund LLC MedAssets, Inc. Committees Risk & Finance-Chairman Nominating & Governance	Former Directorships (previous 5 years) The Club at Las Campanas (2014) Acxiom Corporation (2013)
Age: 68 Nationality: American Director Since: May 2003
Mr. Twomey was President and Chief Operating Officer of The St. Joe Company until his retirement in 2006. Mr. Twomey was Vice-Chairman of the Board of Directors and Chief Financial Officer of H.F. Ahmanson & Company and its principal subsidiary, Home Savings of America until 1998. He was also a Director of Intergraph Corporation until 2006 and Novelis Inc. until 2007. Mr. Twomey was on the Board of Trustees of the University of North Florida and the University of North Florida Funding Corporation until 2011 and was on the Board of Trustees of United Way Northeast Florida until 2010.
Mr. Twomey’s qualifications to sit on our Board include his years of executive experience in the international financial industry as well as his previous experience as a director on the boards of U.S. listed companies.

David Zwiener, Interim Chief Executive Officer

	Current Directorships VOYA Financial Inc. (formerly ING U.S.) Committees Risk & Finance	Former Directorships (previous 5 years) CNO Financial Group (2011)
Age: 61 Nationality: American Director Since: July 2009
Mr. Zwiener was appointed as PartnerRe's Interim Chief Executive Officer in January 2015. He is also a director of VOYA Financial Inc. since 2013 and is chairman of their audit committee. Mr. Zwiener is also a trustee of the New Britain Museum of American Art. Mr. Zwiener was President and Chief Operating Officer of the property and casualty operations at Hartford Financial Services Group Inc. from 1997 to 2007, Managing Director and Co-Head of the financial institutions group of the Carlyle Group from 2007 to 2008 and Chief Financial Officer of Wachovia Corporation in 2009. Mr. Zwiener was a Principal in Dowling Capital Partners.
Mr. Zwiener’s qualifications to sit on our Board include his years of experience in the international financial and (re)insurance industries including a leading insurance group.

Class II Directors (terms expiring at the 2016 Annual General Meeting)
Jean-Paul L. Montupet, Chairman of the Board

	Current Directorships Lexmark International, Inc. Wabco Holdings, Inc. Assurant, Inc. IHS Committees Compensation & Management Development-Chairman Risk & Finance	Former Directorships (previous 5 years) Leroy Somer (2012)
Age: 67 Nationality: American Director Since: February 2002
Mr. Montupet retired as Executive Vice President of Emerson Electric Co. in July 2012 a position he had held since 1990. He also retired as President of Emerson Europe in December 2012 and as an advisory director of Emerson Electric Co. in February 2013. Mr. Montupet was a director of National Electrical Manufacturers Association from 1993 to 2008.
Mr. Montupet’s qualifications to sit on our Board include his years of experience in international business including his previous experience as an executive for a major public company.

Debra Perry

	Current Directorships Korn/Ferry International Committees Compensation & Management Development Audit - Chairman	Former Directorships (previous 5 years) CNO Financial Group, Inc. (2011)
Age: 64 Nationality: American Director Since: June 2013
Ms. Perry currently serves on the board of Korn/Ferry International where she chairs the audit committee. She also serves as a trustee of the Bank of America Funds Series Trust, where she chaired the governance committee from 2011 through 2014, and is a trustee of the Sanford C. Bernstein Fund Inc. where she chairs the governance committee. Ms. Perry is now a trustee and was a member of the Executive Committee of the Committee for Economic Development in Washington D.C. from 2012 through 2014. Ms. Perry was a director of MBIA Inc. [1]  from 2004 to 2008 and she was a director of CNO Financial Group Inc. from 2004 to 2011. She also occupied various positions at Moody’s Investors Service Inc., a subsidiary of Moody’s Corporation, between 1992 and 2004. Ms. Perry was an advisory director on the Wisconsin School of Business board from 2009 to 2013.
Ms. Perry’s qualifications to sit on our Board include her years of experience in the financial services industry specifically following the insurance industry, and her extensive governance experience; having served on the boards of public and private companies. Ms. Perry's experience qualifies her as an "audit committee financial expert".
1  In 2007 MBIA Inc. concluded civil settlements with the SEC, New York State Attorney General’s Office and the New York State Insurance Department with respect to financial reinsurance transactions that MBIA Inc. had entered into in 1998.

Greg Seow

	Current Directorships Wheelock Properties (Singapore) Limited AIA Singapore Private Limited Singapore Government Council for Estate Agencies Committees Nominating & Governance Risk & Finance	Former Directorships (previous 5 years) Singapore Land Transport Authority (2014) AMP Capital Investors (Singapore) Pte. Ltd. (2012)
Age: 62 Nationality: Singaporean Director Since: June 2013
Mr. Seow currently serves on the board of AIA Singapore Private Limited, and as President of the Singapore’s Government Council for Estate Agencies. In 2008 Mr. Seow joined the board of Wheelock Properties (Singapore) Limited. In 1999 Mr. Seow joined DBS Bank, and was responsible for its regional fund management business until March 2006. Mr. Seow served with the Government of Singapore Investment Corporation from 1986 to 1995 overseeing its global fixed income and real estate portfolios and with the Monetary Authority of Singapore from 1982 to 1986 managing its U.S. fixed income portfolio from New York. From 2007 to 2012 he was non-executive Chairman of AMP Capital Investors (Singapore) Pte Ltd. Mr. Seow served as a board member of Singapore’s Land Transport Authority from 2007 until 2014.
Mr. Seow’s qualifications to sit on our Board include his years in the finance and investment industry, his knowledge of the insurance sector and his business experience in Asia.

Class III Directors (terms expiring at the 2017 Annual General Meeting)

Judith Hanratty, CVO, OBE

	Current Directorships England Golf Union Limited Committees Audit Nominating & Governance	Former Directorships (previous 5 years) Charles Taylor Consulting plc (2012) Gas & Electricity Markets Authority (2010)
Age: 72 Nationality: British/New Zealander Director Since: January 2005
Ms. Hanratty is Chairman of the Commonwealth Education Trust and a director of the English Golf Union. Ms. Hanratty practiced law from 1967 to 2004 and for 28 years was an Executive of the British Petroleum plc until her retirement in 2004. She was a director of Partnerships UK plc until 2005 and British Standards Group until 2006 and was also a member of the Council of Lloyds of London until 2007. In the United Kingdom she has been a member of the Competition Commission, the Takeover Panel, the Gas and Electricity Marketing Authority and the Listing Advisory Committee of the London Stock Exchange. Ms. Hanratty is a Commander of the Royal Victorian Order and is an Officer of the Order of the British Empire.
Ms. Hanratty’s qualifications to sit on our Board include her years of experience in international finance and the (re)insurance industries including her previous experience as an executive of a major multi-national public company, her experience in central government regulation and prudential supervision and her legal and governance background.

Rémy Sautter

	Current Directorships Solocal Groupe (fka Pages Jaunes SA) Committees Compensation & Management Development Risk & Finance	Former Directorships (previous 5 years) Metropole Television (M6) SA (2015) RTL Radio France (2015) Technicolor Multimedia PLC (2014) Channel 5, UK (2010)
Age: 70 Nationality: French Director Since: November 2001
Mr. Sautter is a director of Solocal Groupe . Mr. Sautter was Chief Executive Officer of CLT-UFA (today RTL Group) from 1996 to 2000 and a director of Taylor Nelson Sofres plc from 2002 to 2008 and operating partner of Duke Street Capital from 2001 to 2013. He was a director of Technicolor Multimedia PLC from 2006 to 2014 and was their non-executive chairman from 2012 to 2014. Mr. Sautter was Chairman of the supervisory board of RTL Radio France from 2002 to 2015 and was a Director of Metropole Television (MA) SA from 2004 - 2015.
 Mr. Sautter’s qualifications to sit on our Board include his years of experience as an executive and board member in major European companies.

Egbert Willam

	Current Directorships CICSA Reaseguros S.A. Humanitas AG BDB Insurance S.A. Insurance Brokers Investments Ltd Committees Audit Nominating & Governance	Former Directorships (previous 5 years) None
Age: 66 Nationality: German Director Since: June 2012
Dr. Willam is the founder and Chairman of KEN Investments K.K., a private equity firm operating in Japan. Dr. Willam held a senior position in Munich Re and was a member of the executive board of Cologne Re where he led the transition of the group into General Cologne Re now known as Gen Re.
 Dr. Willam’s qualifications to sit on our Board include his years in the (re)insurance industry as well as his broad international experience in the financial services industry.

DIRECTOR COMPENSATION
The directors’ compensation guidelines align the interests of directors and shareholders by promoting share ownership while maintaining competitive compensation levels. Compensation for PartnerRe directors reflects both the significant amount of time and the specialized skills required for the directors to fulfill their duties.
The total compensation package for director service consists of cash and restricted share units (RSUs). The following table outlines how the directors’ compensation was allocated in 2014:

Component	Director Annual Amount ($)	Committee Chair Fee Annual Amount ($)	Chairman of the Board Annual Amount ($)
Cash	80,000	15,000	160,000
RSUs	150,000		180,000
Dividend equivalents	Per actual dividend rate declared by the Board		Per actual dividend rate declared by the Board

Equity Components
RSUs are awarded on an annual basis and have a five-year cliff vest with no delivery restrictions. RSUs are granted each year on June 15 or the nearest business day thereafter. All unvested RSUs will be forfeited upon the director’s termination of service, except if the termination is due to a change in control of PartnerRe, death, permanent disability, mandatory retirement from the Board, voluntary termination due to the acceptance of a public service position that would either preclude continued Board service or make such continued service impractical or failure to be re-elected by shareholders to the Board (each regarded as a “permissible reason for departure”). In the event of a permissible reason for departure, RSUs will fully vest upon termination. Dividend equivalents relating to RSU awards are paid each year in one lump sum on June 15 or the nearest business day thereafter. Prior to grant, directors can elect to receive the settlement of their RSUs, at the time of vesting, 100% in shares or 60% in shares and 40% in cash.
Prior to 2013, share option awards with a three-year ratable vest were granted to directors. Effective as of the Annual General Meeting on May 17, 2013, share options are no longer part of the directors’ equity compensation.
Directors’ equity awards are granted under the Amended and Restated Non-Employee Directors Share Plan, effective May 16, 2012. Currently, this plan provides for the issuance of up to 1,200,000 PartnerRe common shares, and prescribes a maximum annual limit for awards pursuant to the plan. Any amendment or termination for which shareholder approval is required will not be effective until such approval has been obtained. Unless terminated earlier, the plan will expire on May 16, 2022.

Elective Equity Incentive
To further align director and shareholder interests, the compensation guidelines allow directors to elect each year to defer 50% or 100% of their cash compensation. To encourage increased share ownership, deferred cash compensation is paid out in RSUs with a PartnerRe match of 25% on the value of the deferred cash compensation. The PartnerRe match is in RSU awards, which have the same terms and conditions as the other RSU grants.

Board Ownership Guidelines
Each director is required to own a minimum number of PartnerRe common shares with an aggregate value equal to four times the director’s annual cash compensation entitlement (not including committee chair fees). For these purposes, RSUs and shares held outright are included in each director’s holdings. All of the directors currently meet the ownership guidelines. Directors who do not meet the ownership guidelines are required to receive at least 50% of their cash compensation in the form of RSUs until the ownership guidelines are met. As with the elective equity incentive, mandatory deferrals receive a PartnerRe match of 25%. The PartnerRe match is paid out in RSU awards, which have the same terms and conditions as the other RSU grants.

Executive Director’s Fees and Directors’ Expenses
Effective as of the Annual General Meeting on May 17, 2013, fees are also paid to directors who serve as a chairman of a committee. In the event that a Director serves on a special committee of the Board (which special committees may be established from time to time), the Director may receive, at the discretion of the Nominating & Governance Committee, compensation in addition to the annual cash and equity compensation described above. The amount and form of such additional compensation shall be determined by the Nominating & Governance Committee and approved by the Board. Mr. Costas Miranthis, our former President and Chief Executive Officer, was not paid any fees or additional compensation for services as a director or as a member of the Risk & Finance Committee, and, since his appointment as executive officer in January 2015, Mr. Zwiener has not been paid any fees or additional compensation for his services as a director or as a member of the Risk & Finance Committee. All directors are reimbursed for travel and other related expenses personally incurred while attending Board or committee meetings. All directors are reimbursed for all expenses related to attending education sessions that will help them fulfill their obligations as directors or committee members. Every other year, the partners/spouses of the directors and executive officers are invited to participate in an optional spousal program at the time of a Board meeting which is paid by PartnerRe. Such a program took place in 2014 during the September Board meeting. The total cost of the program was $8,471 (see the All Other Compensation table below for details on the non-executive directors’ related costs). Other than the spousal program, we do not provide any perquisites to our directors.

2014 Director Compensation Table
The table below summarizes the compensation paid to non-executive directors for the fiscal year ended December 31, 2014.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	All Other Compensation(2) ($)	Total ($)
Jean-Paul L. Montupet, Chairman(3)	175,000	180,000	20,566	375,566
Judith Hanratty(4)	80,000	150,000	17,435	247,435
Jan H. Holsboer(5)	15,000	250,000	28,043	293,043
Roberto Mendoza(6)	80,000	150,000	17,435	247,435
Debra Perry(7)	40,000	200,000	5,682	245,682
Rémy Sautter(8)	—	250,000	20,067	270,067
Greg Seow(9)	40,000	200,000	5,682	245,682
Lucio Stanca(10)	30,000	56,250	5,161	91,411
Kevin M. Twomey(11)	95,000	150,000	17,350	262,350
Egbert Willam(12)	40,000	200,000	12,029	252,029
David Zwiener(13)	95,000	150,000	17,350	262,350

(1)
In accordance with the SEC proxy disclosure rules, Stock Awards in the above table reflect the amount of RSUs granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with FASB ASC Topic 718. The grant date fair market value for RSU awards granted in 2014 was $107.08 which was the closing price of PartnerRe common shares on June 16, 2014. The directors received the following awards:

June 16, 2014
Jean-Paul L. Montupet	1,681
Judith Hanratty	1,401
Jan H. Holsboer	2,335
Roberto Mendoza	1,401
Debra Perry	1,868
Rémy Sautter	2,335
Greg Seow	1,868
Lucio Stanca	—
Kevin M. Twomey	1,401
Egbert Willam	1,868
David Zwiener	1,401

(2)    All Other Compensation includes the following:

Name	Other Benefits ($)	Dividend Equivalents Paid ($)	Total ($)
Jean-Paul L. Montupet	770	19,796	20,566
Judith Hanratty	—	17,435	17,435
Jan H. Holsboer	770	27,273	28,043
Roberto Mendoza	—	17,435	17,435
Debra Perry	—	5,682	5,682
Rémy Sautter	770	19,297	20,067
Greg Seow	—	5,682	5,682
Lucio Stanca	—	5,161	5,161
Kevin M. Twomey	770	16,580	17,350
Egbert Willam	770	11,259	12,029
David Zwiener	770	16,580	17,350

(3)
Mr. Montupet did not defer any of his director’s fees for 2014. At December 31, 2014, he held 38,627 exercisable options, 4,305 unvested options and 8,227 unvested RSUs. Mr. Montupet received 866 RSUs on January 26, 2015 in connection with the signing of the proposed amalgamation with AXIS Capital Holdings, Ltd.

(4)	Ms. Hanratty did not defer any of her director’s fees for 2014. At December 31, 2014, she held 6,683 exercisable options, 3,444 unvested options and 7,206 unvested RSUs.

(5)
Mr. Holsboer elected to defer 100% of his director’s fees, which does not include his Committee Chairman’s fees for 2014. At December 31, 2014, he held 66,062 exercisable options, 3,444 unvested options and 11,344 unvested RSUs.

(6)
Mr. Mendoza did not defer any of his director’s fees for 2014. At December 31, 2014, he held 23,170 exercisable options, 3,444 unvested options and 7,206 unvested RSUs. Mr. Mendoza received 866 RSUs on January 26, 2015 in connection with the signing of the proposed amalgamation with AXIS Capital Holdings, Ltd.

(7)	Ms. Perry was required to receive 50% of her 2014 director’s fees in RSUs due to the ownership guidelines of the Company. At December 31, 2014, she held 3,054 unvested RSUs.

(8)	Mr. Sautter elected to defer 100% of his director’s fees for 2014. At December 31, 2014, he held 17,451 exercisable options, 3,444 unvested options and 8,368 unvested RSUs.

(9)	Mr. Seow was required to receive 50% of his 2014 director’s fees in RSUs due to the ownership guidelines of the Company. At December 31, 2014 he held 3,054 unvested RSUs.

(10)
Mr. Stanca did not defer any of his director’s fees for 2014. At December 31, 2014, he did not have any exercisable options, unvested options or unvested RSUs. He retired in May 2014 at the conclusion of last year's Annual General Meeting and he received his cash compensation at that time.

(11)	Mr. Twomey did not defer any of his director’s fees for 2014. At December 31, 2014, he held 34,765 exercisable options, 3,444 unvested options and 6,887 unvested RSUs.

(12)	Dr. Willam elected to defer 50% of his director’s fees for 2014. At December 31, 2014, he held 3,899 exercisable options, 2,009 unvested options and 5,135 unvested RSUs.

(13)
Mr. Zwiener did not defer any of his director’s fees for 2014. At December 31, 2014, he held 25,621 exercisable options, 3,444 unvested options and 6,887 unvested RSUs. As described in further detail above under the Amalgamation of PartnerRe and AXIS and Chief Executive Officer Change, Mr. Zwiener was appointed as the Company’s interim President and Chief Executive Officer, effective as of January 25, 2015, and as a result of the appointment, he received 12,987 RSUs on January 26, 2015. Mr. Zwiener ceased serving as the chairman of the Audit Committee and a member of the Compensation Committee on that date, but remains a member of the Board and the Risk & Finance Committee.

CORPORATE GOVERNANCE
Corporate Governance Framework
The Board considers that good corporate governance is critical to achieving business success and aligning the interests of management and shareholders. PartnerRe believes that it has established a comprehensive corporate governance framework, key components of which are set forth in the following documents:

•	Our Bye-Laws;

•	Our Corporate Governance Principles and Application Guidelines (which defines how the Board operates and reflects PartnerRe’s global business practices);

•	Our Code of Business Conduct and Ethics;

•	Our Audit Committee Charter;

•	Our Compensation & Management Development Committee Charter;

•	Our Nominating & Governance Committee Charter; and

•	Our Risk & Finance Committee Charter.

Code of Business Conduct and Ethics
The Board of PartnerRe has adopted the Code of Business Conduct and Ethics, which applies to all directors, officers and employees. Any specific waiver of its provisions requires the approval of the Board or a Committee of the Board, and any such waiver must be disclosed to shareholders promptly. We will disclose any such waiver on our website at www.partnerre.com within four business days of such waiver being granted. There were no waivers of the Code of Business Conduct and Ethics in 2014. Any reported violation to the Code of Business Conduct and Ethics will be investigated and may result in disciplinary action, as appropriate.

Directors Independence and Certain Relationships and Related Transactions
Directors Independence Determination
Pursuant to our Corporate Governance Principles and Application Guidelines, a majority of our directors must be independent. The Board, with the recommendation of the Nominating & Governance Committee, has determined that all directors are independent with the exception of Mr. Zwiener who is the interim Chief Executive Officer of PartnerRe. In making its determination, the Board, with the recommendation of the Nominating & Governance Committee, considered the New York Stock Exchange listing standards for independence and reviewed a comprehensive list of board memberships and charitable associations for each director. The Board, with the recommendation of the Nominating & Governance Committee, also considered certain other arrangements described in Note 20 " Agreements with Related Parties" to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014, which addresses business relationships with other companies in which a director of PartnerRe is a board member, and determined that no director other than Mr. Zwiener, as an executive of PartnerRe, had a direct or indirect material relationship with PartnerRe. In addition, there are no interlocking directorships and none of our independent directors, or any of their immediate family members received any consulting, advisory, legal, or other non-director fees from PartnerRe. If any such relationship were to arise, all relevant material fees would be disclosed and the Board, with the recommendation of the Nominating & Governance Committee, would make a new determination as to independence.
In the normal course of our operations, PartnerRe may purchase or hold securities of companies for which some of our directors also serve as members of the board or non-executive directors. All transactions entered into as part of the investment portfolio are completed on market terms.

Certain Relationships and Related Transactions
The Board of PartnerRe has adopted a written Related Person Transaction Policy to codify the practice of identifying, approving and reporting related-person transactions. The Nominating & Governance Committee is responsible for applying and enforcing this policy. Annually, each of our directors and executive officers completes a questionnaire identifying his or her board relationships outside of PartnerRe, the results of which are used to compile a list of parties which is subsequently distributed to all relevant business unit heads and support staff personnel. PartnerRe then identifies and quantifies any transaction that may have been consummated with any party on the list. In addition, the questionnaire solicits information about whether the director or executive officer or any member of his or her immediate family has a direct or indirect material interest in any transaction involving PartnerRe. The Nominating & Governance Committee determines whether the transaction should be ratified, terminated and reported. Certain types of transactions do not require approval, ratification and disclosure if they fall within permitted exceptions (such as transactions in the ordinary course of business not exceeding $120,000, transactions in which the director’s or executive officer’s or any member of his or her immediate family’s interest derives solely from his or her (i) service as a director of or (ii) ownership of less than 10% of the equity interest in another corporation or organization that is a party to the transaction, or a director or executive officer compensation arrangement already approved by the Compensation Committee). For 2014, the Nominating & Governance Committee determined that there were no related transactions involving our directors, executive officers or any of their immediate family members as well as the entities named in the Other Beneficial Owners section in the table on page 27 that needed to be reported in this Proxy Statement.

Board Leadership Structure
Since its inception in 1993 PartnerRe has always separated the role of the Chief Executive Officer from that of the Chairman of the Board. The role of Chairman is filled by an independent, non-executive director and as a result, we have not appointed a lead director. The separation of these two roles is an important component of our corporate governance structure. The Chairman provides leadership to the Board, presides at the Board meetings which are scheduled at least four times a year and calls additional meetings of the directors as he deems appropriate. The Chairman advises the Nominating & Governance Committee on the selection of committee chairmen, leads the performance evaluation of the Chief Executive Officer, advises on and determines, with the input from the Chief Executive Officer and the Board, the agenda for Board meetings. With input from the Chief Executive Officer, the Chairman determines the nature and extent of information that should be provided to the Board in advance of Board meetings, acts as a liaison between shareholders and the Board where appropriate and performs such other functions as the Board may direct. The Chairman also presides at all executive sessions of the Board which are held each time a physical Board meeting occurs.

Meetings and Committees of the Board
The Board held four meetings in 2014. Each director attended at least 75% of the meetings held by the Board and by the committees on which he or she serves. PartnerRe does not have a policy with regard to directors’ attendance at annual general meetings of shareholders but directors are encouraged to attend. Seven directors attended the 2014 Annual General Meeting.

The Board has established four standing committees: the Audit Committee, the Compensation & Management Development Committee (the “Compensation Committee”), the Nominating & Governance Committee and the Risk & Finance Committee. Members of the Audit, Compensation and Nominating & Governance Committees are independent in accordance with the definition of the New York Stock Exchange rules. The committee memberships are as follows:

Director	Audit	Compensation & Management Development	Nominating & Governance	Risk & Finance
Jean-Paul L. Montupet		CHAIR		—
Judith Hanratty	—		—
Jan H. Holsboer	—		CHAIR
Roberto Mendoza		—		—
Debra Perry	CHAIR	—
Rémy Sautter		—		—
Greg Seow			—	—
Kevin M. Twomey			—	CHAIR
Egbert Willam	—		—
David Zwiener*				—
Number of Meetings	9	4	4	4

*	Non-Independent Director

Each committee has a charter that, among other things, reflects current best practices in corporate governance. Below is a brief description of the role of each committee:
Audit Committee
Pursuant to its charter, the Audit Committee’s primary responsibilities are to assist Board oversight of:

•	the integrity of PartnerRe’s financial statements;

•	PartnerRe’s compliance with legal and regulatory requirements, including the receipt of reports arising in respect of the Code of Business Conduct and Ethics;

•	the independent auditor’s qualifications and independence; and

•	the performance of PartnerRe’s internal audit function and independent auditors.
The Audit Committee regularly meets with management, the Chief Audit Officer and our independent registered public accounting firm to review matters relating to the quality of financial reporting and internal accounting controls, including the nature, extent and results of their audits. In addition, the Audit Committee discusses PartnerRe’s policies with respect to risk assessment and risk management processes.
Mr. Zwiener was the Chairman of the Audit Committee for the fiscal year ended December 31, 2014. Ms. Perry was appointed as the Chairman of the Audit Committee on January 25, 2015 replacing Mr. Zwiener who became PartnerRe's interim Chief Executive Officer at that time. Ms. Perry meets the definition of an “audit committee financial expert” as adopted by the SEC, and she has agreed to be designated as such. The Board of PartnerRe has determined that Ms. Perry is independent under New York Stock Exchange Rules. Ms. Perry also serves as chairman of Korn/Ferry International's audit committee. Further information about Ms. Perry can be found on page 14.
The other members of the Audit Committee meet the financial literacy requirements of the New York Stock Exchange Rules. They each have a broad range of experience in senior executive positions in their respective industries. The Board has determined that each member of the Audit Committee has appropriate accounting and financial management expertise. Further details relating to the experience of the Audit Committee members can be found in their respective biographies on pages 11-16.

The following report was approved by the Audit Committee on November 4, 2015.
Audit Committee Report
The Audit Committee has discussed with the independent registered public accounting firm, Deloitte Ltd. (“Deloitte”), the matters required to be discussed by Rules on Auditing Standards No. 16, Communications with Audit Committees and Related and Transitional Amendments to PCAOB Standards.
The Audit Committee and Deloitte have discussed Deloitte’s independence and whether Deloitte can provide non-audit related services and maintain independence from management and PartnerRe. The Audit Committee has received from Deloitte the written disclosures and the letter required by PCAOB Rule 3526 (Communication with Audit Committees, Concerning Independence) including written materials addressing Deloitte’s internal quality control procedures.
During fiscal year 2014, the Audit Committee had nine meetings, including informational calls, to discuss (among other things) PartnerRe’s quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.
The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2014 with management and with Deloitte. Based on the above-mentioned reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in PartnerRe’s Annual Report on Form 10-K for the year ended December 31, 2014.
Audit Committee
Debra Perry, Chairman
Judith Hanratty
Jan H. Holsboer
Egbert Willam

Compensation Committee
Pursuant to its charter, the Compensation Committee has been established mainly to discharge the Board’s responsibilities relating to the Company’s compensation and benefits policies for its Chief Executive Officer and all other executive officers and to oversee plans for management development and succession.
The Compensation Committee can delegate authority to its chairman or a sub-committee as it deems appropriate or as necessary to carry out responsibilities of the Compensation Committee.
Compensation of Executive Officers and Directors: Roles and Responsibilities
The Compensation Committee is responsible for the review and final approval of the compensation elements for each executive officer including the Chief Executive Officer.
In so reviewing and approving executive officers’ compensation, the Compensation Committee:

•
in consultation with the Board in executive session, establishes and approves goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such established goals and objectives; and

•
in consultation with the Chief Executive Officer, establishes and approves goals and objectives relevant to the compensation of all other executive officers and evaluates their performance in light of such established goals and objectives.

For more information on the responsibilities and activities of the Compensation Committee, including the Committee’s processes for determining Named Executive Officers’ compensation, see our “Compensation and Discussion Analysis” section on pages 30-41.

The Compensation Committee is not involved in the consideration and determination of the directors’ compensation.
Compensation Committee Consulting Services
The Compensation Committee has the authority to hire, manage and terminate external compensation consulting services.
The Chairman of the Compensation Committee requests information, analysis and proposals from time to time from Frederic W. Cook & Co., Inc. As discussed below, examples of the services provided include reviewing executive retention plans, proposing alternative approaches in the design of long-term incentive plans, suggesting the composition of our competitive peer group and performing competitive pay analyses based on the peer group.
Separate to the consultants used by the Compensation Committee, management obtains consulting services from other compensation consultants on an as-needed basis throughout the year. Fees for these consulting services are set on a project-by-project basis. An annual retainer is not paid to any executive compensation consulting firm.
Compensation Consultant
Frederic W. Cook & Co., Inc., an external consulting firm, provides information and guidance to the Compensation Committee as requested. Each year at the Compensation Committee’s November meeting, a report is presented suggesting which companies constitute an appropriate competitive peer group. Further details about the peer group can be found under “Competitive Peer Group and Pay Analysis,” on page 40. Based on the approved competitive peer group, the consultant prepares a competitive analysis of total compensation for our executive officers against compensation for comparable executives at each peer group company. This analysis is presented to the Compensation Committee at its November meeting. The Compensation Committee makes a determination with respect to the compensation of the Chief Executive Officer based on peer group analysis. In 2013, Frederic W. Cook & Co., Inc. conducted an analysis of PartnerRe’s executive compensation programs and provided advice to the Compensation Committee as needed on items such as ISS corporate governance guidelines. The Compensation Committee has direct access to all external advisors without management involvement.
Frederic W. Cook & Co., Inc. has not provided any services or received any payment from PartnerRe in an amount in excess of $120,000 during the year ended December 31, 2014 and did not perform consulting work for the management team. The following factors set forth in the SEC rules regarding compensation advisor independence were reviewed in order to determine if any conflict of interest issues were raised by the use of the consulting firm:

•	Whether the compensation consulting company employing the compensation advisor is providing any other services to PartnerRe.

•	How much the compensation consulting company who employs the compensation advisor has received in fees from PartnerRe, as a percentage of that person’s total revenue.

•	What policies and procedures have been adopted by the compensation consulting company employing the compensation advisor to prevent conflicts of interest.

•	Whether the compensation advisor has any business or personal relationship with a member of the compensation committee.

•	Whether the compensation advisor owns any stock of PartnerRe.

•	Whether the compensation advisor or the person employing the advisor has any business or personal relationship with an executive officer of PartnerRe.
Based on consideration of these and any other relevant factors, the Compensation Committee concluded there was no conflict of interest between PartnerRe and any compensation advisor.
Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee in 2014 was an officer or employee of PartnerRe or any of its subsidiaries. There are no Compensation Committee interlocks.

Nominating & Governance Committee
Under the terms of its charter, the Nominating & Governance Committee is responsible for overseeing all aspects of corporate and board governance. The Nominating & Governance Committee identifies individuals qualified to become directors, often with the assistance of a third-party search firm, and recommends appropriate nominees to the Board. In addition, the Nominating & Governance Committee recommends directors for committee membership, prescribes committee structure, evaluates Board and committee performance, oversees and sets director compensation, develops and recommends to the Board the Corporate Governance Principles and Application Guidelines and oversees compliance with such guidelines. The Nominating & Governance Committee Chairman oversees individual assessments of those directors who are standing for re-election.
The Nominating & Governance Committee may, at its discretion, consider director candidates suggested by shareholders. Under our Bye-Laws, the procedure by which shareholders may submit nominations for directors is the same as for other shareholder proposals, as described under “How Do I Make A Proposal for Inclusion in the Proxy Statement for the 2016 Annual General Meeting” on page 9.
The Nominating & Governance Committee identifies, reviews, assesses and recommends candidates to fill vacancies on the Board that occur for any reason. The Nominating & Governance Committee does not have a formal diversity policy; however, it has established and rigorously follows criteria when evaluating the candidacy of any individual for membership to the Board and any committee. Members of the Nominating & Governance Committee review prospective candidates’ qualifications and geographic location; determine whether prospective candidates are independent and regularly consider whether the composition of the Board and its committees is diverse and appropriate in light of the current business challenges and needs. In particular, the Nominating & Governance Committee considers each director’s individual skills, judgment, age, background and experience.
Risk & Finance Committee
Under the terms of its charter, the Risk & Finance Committee oversees PartnerRe’s risk management framework policies and practices as well as its capital management policies and processes. The Risk & Finance Committee has oversight responsibility for PartnerRe policies and activities mainly related to:

•	overall management of PartnerRe’s risks pursuant to the business strategy and risk guidelines established by the Board; and

•	capital management including issuance, retirement and internal capital movements.
The Audit Committee has primary responsibility for risks related to PartnerRe’s financial statements, as discussed below.
The Board’s Role in Risk Oversight
As a reinsurance company PartnerRe must assume risk in order to achieve its strategic objectives and return targets; however, it is necessary that risk be assumed within an enterprise risk management framework in accordance with an established risk appetite. The Board sets both the risk appetite and return goals by considering the following:

•	establishment of a minimum capital level expressed as a fixed percentile of a modeled financial loss exceedance curve plus a margin;

•	setting our risk appetite as a percentage of capital, with loss tolerances for the ten largest financial or reputational risks being set with a specific fixed dollar amount; and

•	approving key risk management principles and policies utilized by PartnerRe to drive individual decision making throughout the organization.
In addition the Board also:

•	allocates responsibilities for risk oversight among the Board and its committees;

•	facilitates open communication between management and directors about the risks which PartnerRe assumes; and

•	fosters an appropriate culture of integrity and risk awareness.
While the Board oversees risk management, it is the responsibility of management to manage risk. PartnerRe has robust internal policies and procedures as well as a strong internal control environment to identify and manage risks which ensures communication with the Board and its committees. PartnerRe’s enterprise risk management framework includes policies and procedures, an enterprise risk management committee chaired by the Chief Executive Officer or President, regular internal management disclosure committee meetings, a comprehensive internal and external audit process and the Code of Business Conduct and Ethics. The Board and the Audit Committee monitor the effectiveness of the internal controls and the Board and the Risk & Finance Committee oversee the risk management framework. Management communicates routinely with the Board and its committees on the significant risks identified and how they are being managed and mitigated. Much of the work is delegated to Board committees, which meet regularly and report back to the Board.
For instance:

•
The Audit Committee oversees and focuses on risks related to PartnerRe’s financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and PartnerRe’s ethics programs, including the Code of Business Conduct and Ethics. The Audit Committee members meet separately with PartnerRe’s Chief Audit Officer and representatives of the independent auditing firm.

•
The Compensation Committee evaluates the risks and rewards associated with PartnerRe’s compensation philosophy and programs. As discussed in more detail in the “Compensation Discussion and Analysis” section on pages 30-41, the Compensation Committee reviews and approves compensation programs with features that mitigate risk without diminishing the positive incentives of the compensation. Management discusses with the Compensation Committee the procedures that have been put in place to identify and mitigate potential risks in compensation.

•
The Risk & Finance Committee approves and monitors limits for the key risks listed above. PartnerRe assumes and oversees risks relating to reserving, underwriting limits, investments, currency risk and hedging programs, mergers and acquisitions, and capital projects.

Significant Board Practices
Executive Sessions
Following every physical Board meeting in 2014, the Chief Executive Officer recused himself from the meeting to allow the Board to meet in executive sessions. The independent directors are at liberty to raise whatever issues they wish during these sessions. The Chairman presides over the executive sessions
Advance Materials
Information and data important to the directors’ understanding of the business or matters to be considered at a Board or committee meeting are, to the extent practical, distributed sufficiently in advance of the meeting to allow careful review. The Chairman, in conjunction with the Chief Executive Officer, establishes on an annual basis an agenda of topics for consideration and review by the Board during the following year. This annual schedule of topics is then provided to the full Board for review and comment and is adjusted, as appropriate, during the year. In addition, the Chairman and each committee sets a quarterly agenda in advance of all Board and committee meetings.
Access to Management
Directors have full and unrestricted access to management. In addition, key members of management attend Board meetings to present information about the results, plans and operations of the business within their areas of responsibility.

Access to Outside Advisers
The Board and its committees may retain external counsel or consultants on their own initiative. For example, the Audit Committee has the authority to retain and terminate the independent auditor, the Nominating & Governance Committee may retain search firms to help identify director candidates, and the Compensation Committee may retain and terminate the services of compensation consultants for advice on executive compensation matters.
Mandatory Retirement Age
The current mandatory retirement age for directors, as determined by the Board, is 73. A director must resign from the Company in May of the year that he or she turns 73, unless the Board waives the mandatory retirement age for a specific director in exceptional circumstances. Such waiver is renewed annually and will be disclosed.
Communication with Directors
Any shareholder or other interested party who wishes to communicate with our directors may write to the Board at Wellesley House South, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, marked for the attention of a particular director or the Secretary to the Board. The Secretary’s office opens all such correspondence and forwards it to the relevant director, except for items unrelated to the functions of the Board, including business solicitations or advertisements.

Anti-Hedging and Anti-Pledging Policy
Prohibition against hedging or pledging of PartnerRe common shares are embedded within our Trading Policy. This prohibits PartnerRe directors, officers and employees from: (i) entering into hedging or monetization transactions related to PartnerRe common shares, including through the use of financial instruments, such as prepaid forwards, equity swaps, collars and exchange funds; and (ii) holding PartnerRe common shares in a margin account or otherwise pledging PartnerRe common shares as collateral for a loan.
Insurance
The primary underwriter for PartnerRe’s director and officer insurance is Hartford Fire Insurance Company. The policy period runs from May 15, 2014 to May 14, 2015. The cost of this coverage for the one-year period ending May 14, 2015, was $1,574,059.

OUR PRINCIPAL SHAREHOLDERS
Security Ownership of Certain Beneficial Owners, Management and Directors
The following table sets forth information as of November 2, 2015 with respect to the beneficial ownership of outstanding common shares by (i) our Chief Executive Officer, our Chief Financial Officer, and each of the three remaining most highly compensated executive officers during the 2014 fiscal year (which we refer to, collectively as the "named executive officers") and (ii) each person known by us to beneficially own 5% or more of outstanding PartnerRe common shares. As defined by the SEC, a person is deemed to “beneficially own” shares if such person directly or indirectly (i) has or shares the power to vote or dispose of such shares, regardless of whether such person has any pecuniary interest in the shares; or (ii) has the right to acquire the power to vote or dispose of such shares within 60 days, including through the exercise of any option, warrant, or right. Pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended, the statements concerning voting and dispositive power concerning PartnerRe common shares included in the footnotes to this table shall not be construed as confirmation that such persons are the beneficial owners of such common shares.
As of November 2, 2015, the PartnerRe common shares owned by all directors and executive officers as a group (including Mr. Miranthis, our former President and Chief Executive Officer) constitute approximately 1.8% of the issued and outstanding common shares, net of treasury shares. The shares detailed in the table below are not necessarily owned by the entity named but may be owned by accounts over which it exercises discretionary investment authority.

Name of Beneficial Owner	Common Shares	Exercisable Options/SSARs	Amount of Beneficial Ownership	Percentage of Outstanding Common Shares
David Zwiener	6,565	29,065	35,630	0.07%
William Babcock	9,892	100,317	110,209	0.23%
Emmanuel Clarke	23,656	106,329	129,985	0.27%
Laurie Desmet	10,667	69,387	80,054	0.17%
Theodore C. Walker	9,043	209,460	218,503	0.46%
Costas Miranthis	64,706	—	64,706	0.14%
Jean-Paul L. Montupet	10,848	42,932	53,780	0.11%
Judith Hanratty	—	10,127	10,127	0.02%
Jan H. Holsboer	21,703	64,375	86,078	0.18%
Roberto Mendoza	3,491	26,614	30,105	0.06%
Debra Perry	—	—	—	*
Rémy Sautter	11,736	—	11,736	0.02%
Greg Seow	—	—	—	*
Kevin M. Twomey	—	18,546	18,546	0.04%
Egbert Willam	—	—	—	0.01
All directors and executive officers (15 total)			849,459	1.8%
Other Beneficial Owners(1)
EXOR S.p.A. (2) Via Nizza, 250 Turin, 10126 Italy	4,725,726	—	4,725,726	9.9%
The Vanguard Group, Inc. (3) 100 Vanguard Blvd. Malvern, PA 19355	3,803,996	—	3,803,996	7.8%

* Denotes beneficial ownership of less than 1%

(1)	The information contained in Other Beneficial Owners is based solely on reports on Schedules 13G/A filed with the SEC; PartnerRe has not independently verified the data.

(2)
As of August 2, 2015, based on a report on Schedule 13D/A filed on August 4, 2015,EXOR beneficially owns and has sole voting power and sole dispositive power over 4,725,726,002 PartnerRe common shares. The ownership percentage is based on the assumption that EXOR continues to own that number of PartnerRe common shares, as reflected in the table above, as of October 30, 2015.

(3)
As of December 31, 2014, based on a report on Schedule 13G filed on February 11, 2015, The Vanguard Group, Inc. beneficially owns and has sole voting power over 45,694 common shares, sole dispositive power over 3,762,002 common shares and shared dispositive power over 41,994 common shares. Vanguard Fiduciary Trust Company a wholly-owned subsidiary of the Vanguard Group, Inc is the beneficial owner of 28,894 common shares. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc. is the beneficial owner of 29,900 common shares. The ownership percentage is based on the assumption that The Vanguard Group, Inc. continues to own that number of common shares, as reflected in the table above, as of October 30, 2015.

There are no arrangements, known to PartnerRe, including any pledge by any person of securities of PartnerRe, the operation of which may at a subsequent date result in a change in control of PartnerRe, other than the Merger Agreement between PartnerRe and EXOR see "Merger and Acquisition Related Changes".
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers and persons that beneficially own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in beneficial ownership with the SEC. PartnerRe assists its directors and executive officers by monitoring transactions and completing and filing Section 16 reports on their behalf.
Based solely on a review of the reports filed by individuals subject to Section 16(a) during 2014, no director or executive officer failed to file his or her required reports on a timely basis.

OUR EXECUTIVE OFFICERS

This section details the age, nationality, position, and business experience for each of our executive officers as of November 2, 2015.

Emmanuel Clarke

	Age:	46	Position
	Nationality:	French	President
	Executive Officer Since:	September 2010
 Mr. Clarke joined PartnerRe in 1997 and was appointed as Head of Credit & Surety PartnerRe Global in 2002 and Head of Property and Casualty, PartnerRe Global in 2006. In 2008 Mr. Clarke was appointed as Head of Specialty Lines, PartnerRe Global and Deputy Chief Executive Officer, PartnerRe Global. Effective September 1, 2010, Mr. Clarke was appointed as Chief Executive Officer of PartnerRe Global and on September 8, 2015 Mr. Clarke was appointed President of PartnerRe Ltd.

William Babcock

	Age:	48	Position
	Nationality:	American	Executive Vice President and Chief Financial Officer
	Executive Officer Since:	October 2010

Mr. Babcock joined PartnerRe in 2008 as Group Finance Director. Effective October 1, 2010. Mr. Babcock was appointed as Executive Vice President and Chief Financial Officer of PartnerRe Ltd. Prior to joining PartnerRe, Mr. Babcock held the position of Chief Accounting Officer and Director of Financial Operations at Endurance Specialty Ltd.

Laurie Desmet

	Age:	53	Position
	Nationality:	American	Executive Vice President and Chief Operations Officer, Group
	Executive Officer Since:	April 2013

Ms. Desmet joined PartnerRe in 2004 as Chief Accounting Officer, PartnerRe Ltd. and was appointed Chief Operations Officer of PartnerRe’s Global operations in 2010. Effective April 1, 2013, Ms. Desmet was appointed Executive Vice President and Chief Operations Officer, PartnerRe Ltd. Prior to joining PartnerRe, Ms. Desmet was employed by Converium as Chief Accounting Officer and by Ernst & Young as a Senior Manager.

Theodore C. Walker

	Age:	55	Position
	Nationality:	American	Chief Executive Officer, PartnerRe North America
	Executive Officer Since:	January 2009
Mr. Walker joined PartnerRe in 2002 as Head of the worldwide catastrophe underwriting operations. In 2007, Mr. Walker assumed the role of Chief Underwriting Officer for PartnerRe North America. Effective January 1, 2009, Mr. Walker was appointed as Chief Executive Officer, PartnerRe North America.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
Executive Summary
This Compensation Discussion and Analysis provides an overview of how our Named Executive Officers (NEOs) were compensated in 2014, and how their compensation aligns with our established pay-for-performance compensation philosophy. The Compensation Discussion and Analysis describes the compensation of the following NEOs.

Name	Title
Costas Miranthis	Former President and Chief Executive Officer (1)
William Babcock	Executive Vice President and Chief Financial Officer
Emmanuel Clarke	President (Former Chief Executive Officer, PartnerRe Global)(2)
Laurie Desmet	Executive Vice President and Chief Operations Officer, Group
Theodore C. Walker	Chief Executive Officer, PartnerRe North America

(1) As described in further detail below. Mr. Miranthis ceased serving as the President and Chief Executive Officer on January 25, 2015. David Zwiener currently serves as the Interim Chief Executive Officer.
(2) As discussed in further detail below, Mr. Clarke was appointed President of PartnerRe on September 8, 2015.
PartnerRe’s Executive Total Compensation Program is based on our compensation philosophy of providing market competitive programs which are designed to attract and retain top talent, align remuneration to value creation, and incent positive behaviors as well as motivating employees and paying for performance, while discouraging excessive risk-taking. To support this philosophy, PartnerRe uses a mix of both short and long-term based compensation elements inclusive of base salary, annual cash incentives, long-term equity awards and benefits. PartnerRe provides clear alignment between financial and non-financial performance to encourage employees to help PartnerRe achieve long-term financial objectives. The Compensation & Management Development Committee (Compensation Committee) reviews the Executive Total Compensation Program components annually to ensure there is a clear alignment with our pay-for-performance compensation philosophy.
For 2014, the result of the Adjusted Return on Equity (AROE, as described under Group Adjusted Return on Equity below), was 15.1% and is PartnerRe’s primary financial metric, for the purposes of evaluating at-risk compensation. This performance exceeded the Company’s target of 8% - 9% in a continually challenging economic and operating environment. The Company’s diversified platform and performance culture allowed the Company to meet these challenges and remain financially strong.
In May 2014, our shareholders voted on executive compensation for the 2013 performance year. In this non-binding advisory say-on-pay vote, shareholders, representing 93% of the total shares voted, voted in favor of PartnerRe’s compensation philosophy and practices. PartnerRe will continue to focus on the philosophy which guides the compensation decisions that were so strongly supported by our shareholders.
The Compensation Committee regularly evaluates the alignment of the compensation of our NEOs with Company performance while also giving consideration to total compensation relative to that of peer companies. The Compensation Committee considers a number of factors in their evaluation, including periodic reviews of market data provided by Frederic W. Cook & Co., Inc., the Compensation Committee’s independent consultant. In addition, the Compensation Committee considers ways of providing the shareholders with adequate protection following a potential termination of the NEOs by putting in place restrictive covenants (including non-compete clauses) to ensure that NEOs are not able to put the Company at a competitive disadvantage.
Merger and Acquisition Related Changes
Amalgamation of PartnerRe and AXIS and Chief Executive Officer Change
Effective as of January 25, 2015, Mr. Miranthis resigned as a Director and as the PartnerRe's President and Chief Executive Officer, but he continued his employment as an non-executive employee of the Company until March 31, 2015. David Zwiener was appointed as PartnerRe's interim President and Chief Executive Officer and is currently serving as the interim Chief Executive Officer. He will serve in this position until the earlier of the closing of the proposed acquisition of PartnerRe by EXOR S.p.A. (EXOR) (discussed below) or April 30, 2016. In connection with his appointment, Mr. Zwiener ceased serving as the chairman of the Audit Committee and a member of the Compensation Committee, but remained a member of the Company’s Board of Directors and the Risk & Finance Committee.

Under the terms of a letter agreement between Mr. Miranthis and the Company, dated January 25, 2015, Mr. Miranthis received, in connection with his resignation, a cash payment totaling $16,594,007, two-thirds of which was paid on February 4, 2015 following his execution of a general release, and the remaining one-third will be paid following the earlier of the closing date of the previously announced ( and subsequently terminated and abandoned) proposed amalgamation (Amalgamation) of PartnerRe with AXIS Capital Holdings Limited, a Bermuda exempted company (AXIS Capital) or December 1, 2015, subject to his execution of an additional release. All of Mr. Miranthis’ unvested equity awards that he held on March 31, 2015 became fully vested as of March 31, 2015 (with any performance share units being earned at the maximum level of performance achievement), and any share options and share appreciation rights will remain exercisable for their original terms. He will also be entitled to certain other benefits, including a supplemental contribution of $150,000 to the Bermuda Non-Registered Pension Plan; continued allowances for housing, tax advice fees, a club membership and payment of his attorneys’ fees. Mr. Miranthis will be subject to a non-competition covenant for the period between January 25, 2015 and the payment date of the second payment described above, a one-year non-solicitation covenant, a confidentiality covenant and a non-disparagement covenant.
As the interim Chief Executive Officer, Mr. Zwiener’s annual base salary is $1,000,000, and he received a grant of sign-on restricted share units with a value of $1,500,000, which will vest and settle on the earlier of closing date of the acquisition of PartnerRe by EXOR or April 30, 2016. As part of his agreement, he is eligible to receive a cash service bonus of $3,000,000, and he is eligible for a discretionary cash bonus with a maximum aggregate value of $2,000,000, based on the board’s assessment of Mr. Zwiener’s execution of the transaction or his efforts in relation thereto (which bonus accrues monthly and may be earned at a rate of 0% to 200% of the target bonus amount of $125,000 for each month during which he is employed). Both bonuses will be payable on the earlier of the closing date of the acquisition of PartnerRe by EXOR, the appointment by the Board of Directors of a replacement to Mr. Zwiener as Chief Executive Officer of PartnerRe or April 30, 2016.. If his employment is terminated without cause or for good reason, Mr. Zwiener will be entitled to an amount equal to the base salary that he would otherwise have earned between the date of his termination and April 30, 2016; a cash payment equal to the value of his sign-on restricted share unit award, subject to his execution of a general release; and payment of a pro rata portion of the cash service and discretionary bonus. While he will receive certain executive-level perquisites, he will not be entitled to participate in the Company’s Change in Control Policy or any other change in control or severance plan or policy. Mr. Zwiener will be subject to a one-year post-termination non-solicitation covenant, a confidentiality covenant and a non-disparagement covenant.
Acquisition of PartnerRe by EXOR and Executive Committee Changes
On August 2, 2015, PartnerRe entered into an agreement and plan of merger (Merger Agreement) with EXOR under which EXOR will acquire all of the outstanding common shares of PartnerRe for an all cash consideration of $137.50 per common share. At the effective time of the acquisition, the relevant holders of outstanding common shares of PartnerRe will also be entitled to receive a one-time special cash dividend in the amount of $3.00 per share. In connection with the execution of the Merger Agreement ,PartnerRe and AXIS Capital terminated the previously announced Amalgamation. To obtain the requisite approval of its shareholders on the Merger Agreement and the transactions related thereto, PartnerRe will hold a Special General Meeting of its shareholders on November 19, 2015. In connection with such special general meeting of its shareholders, PartnerRe mailed a Definitive Proxy Statement to its shareholders on or around September 28, 2015.
Effective September 8, 2015 Emmanuel Clarke was appointed as President of PartnerRe Ltd. by the board of Directors of PartnerRe. Mr. Clarke will be responsible for leading and managing all of PartnerRe’s operations. David Zwiener will remain in the role of interim Chief Executive Officer, dedicating his time to bringing EXOR’s acquisition of PartnerRe to a successful close, at which point he will step down.
In connection with his appointment as President, Mr. Clarke entered into an arrangement with PartnerRe pursuant to which he will receive: (1) a base salary of $950,000; (2) an annual incentive target of 125% of his base salary (prorated for 2015 based on the timing of his promotion); (3) an annual long term incentive award target of $2,000,000; and (4) a retention bonus of $950,000, to be paid on the earlier of December 31, 2016 or the date that is twelve months after the date of the closing of EXOR's acquisition of PartnerRe. PartnerRe expects to enter into an amended and restated employment agreement with Mr. Clarke in connection with his appointment as President of PartnerRe.

Elements of Total Compensation
The three principal types of compensation paid to the NEOs for 2014 (each of which is described in more detail below) are:
(1) Base salary
(2) Annual cash incentive
(3) Annual equity awards

When analyzing the NEO's mix of compensation with respect to the 2014 performance year and setting amounts for each of these components, the Compensation Committee is guided by the philosophy outlined in the Executive Total Compensation Program. To allocate the three principal forms of compensation optimally, the Compensation Committee focuses on, amongst other things, the following:

•	clearly linking pay to performance;

•
achieving a balance between fixed compensation (base salary) and at-risk compensation (annual cash incentive and equity awards). At-risk compensation supports a pay-for-performance approach and links predetermined objectives, including Company performance, with at-risk compensation; however, caps are in place to ensure that NEOs are not inappropriately motivated to maximize their at-risk earnings;

•
ensuring that long-term incentive awards in the form of equity are designed to align the NEO's interests with shareholders’ interests by emphasizing long-term business performance and overall PartnerRe success;

•	promoting the retention of NEOs by providing long-term incentives; and

•	providing flexibility in the form and structure of compensation to meet individual goals and time horizons.

Balance of Fixed and At-Risk Compensation
For the 2014 performance year, the total compensation (base salary, annual cash incentive and equity awards) that was at-risk for the Chief Executive Officer was 88.6% (32.0% comprised of annual cash incentive and 56.6% comprised of equity awards) and 11.4% was base salary. For the NEOs (excluding the Chief Executive Officer) compensation that was at-risk was 80.3% (34.7% comprised of annual cash incentive and 45.6% comprised of equity awards) with the balance of their total compensation, 19.7%, being base salary. At-risk compensation is considered by the PartnerRe Board to include annual incentive and equity grants. The breakdown of the Chief Executive Officer's and other NEOs' compensation mix is as follows:

(1)	Base salary at December 31, 2014.

(2)	Actual annual cash incentive award for the 2014 performance year, paid in March 2015.

(3)
Actual annual equity dollar value for the 2014 performance year, granted on February 17, 2015. In connection with his resignation, Mr. Miranthis received the value of his equity awards for the 2014 performance year in cash as part of his termination payments.

(1)	Base Salary
Base salary is reviewed annually by the Compensation Committee, and is the fixed component of the total compensation package. The level of base salary is intended to reflect the expertise, level of experience and scope of responsibilities of the NEO. Base salary targets the market median based on market competitive data (as discussed in Competitive Peer Group and Pay Analysis below) and is the base component of overall compensation. In line with company philosophy and as shown in the graph above, base salary is the smallest component of total compensation for the NEOs. Mr. Miranthis’ base salary has not changed since he was appointed to the role of Chief Executive Officer effective January 1, 2011.
The base salary for each NEO is reviewed at the first Compensation Committee meeting of the calendar year and fixed as of April 1 of each year. The base salaries as of April 1, 2014 were as follows:

	Costas Miranthis	William Babcock	Emmanuel Clarke (1)	Laurie Desmet	Theodore C. Walker
2014 Base Salary	$1,000,000	$599,167	CHF629,287	$537,950	$607,957

(1) US dollar equivalent is $635,643. Exchange rate of 1USD = 0.99CHF used to calculate dollar value.

(2)	Annual Cash Incentive
Annual cash incentive is an “at-risk” performance based component of compensation and has been designed to align NEO and shareholder interests through the attainment of predetermined metrics and objectives.
Pursuant to PartnerRe’s annual cash incentive program, each employee has a target annual cash incentive that is expressed as a percentage of base salary. The annual cash incentive payout ranges from 0% to 200% of the target, depending upon actual performance compared with predetermined performance metrics. The table below shows actual annual cash incentive paid against the target annual incentive for the 2014 performance year.

	Costas Miranthis	William Babcock	Emmanuel Clarke	Laurie Desmet	Theodore C. Walker
Target Annual Cash Incentive (% of salary)	150%	100%	100%	100%	100%
Target Annual Cash Incentive (Value) (1) (2)	$1,500,000	$599,167	CHF629,287	$537,950	$607,957
Actual Annual Cash Incentive (1) (3)	$2,793,750	$1,101,718	CHF1,144,525	$978,397	$948,869

(1)	Amounts relate to the 2014 performance year. The actual annual cash incentive is paid in March 2015.

(2)	US dollar equivalent for Emmanuel Clarke's target annual cash incentive is $635,643. Exchange rate of 1USD = 0.99CHF used to calculate dollar value.

(3)	US dollar equivalent for Emmanuel Clarke's actual annual cash incentive is $1,156,086. Exchange rate of 1USD = 0.99CHF used to calculate dollar value.
The metrics for the following performance measures are predetermined by the Compensation Committee:

i)	Total Group Performance (Group AROE + Group Organizational Objectives)

ii)	Business Unit Financial Performance, which includes Operating Expenses for the Chief Financial Officer (CFO) and the Chief Operations Officer (COO)

iii)	Personal Objectives
The AROE metric is PartnerRe’s primary financial metric, for the purposes of evaluating compensation, as it focuses on the value provided to shareholders and is a reliable indicator of Company performance and profitability. Business Unit Financial Performance and Operating Expense Performance are financial metrics that are also used for NEOs in determining their Annual

Incentive payout. The inclusion of qualitative objectives provides the ability to assess performance which may not be quantifiable but impacts the overall performance of the Company.
The Compensation Committee annually approves the metrics within the Total Group Performance measure and the weighting of each measure for each NEO. Each measure is weighted to reflect the contributions of each NEO toward our strategy, the current business environment, as well as the behaviors which the Compensation Committee wishes to encourage and reward. The Compensation Committee places significant emphasis on quantitative performance measures (i.e., combined Group AROE, Business Unit Financial Performance and Operating Expense Performance). The Compensation Committee approved the weight of financial performance in a range of 72.5% - 75% for NEOs in 2014, which remains unchanged from 2013. The qualitative objectives (Group Organizational and Personal combined) also remain unchanged within a target weight range of 25% - 27.5%. The following table outlines the 2014 weightings and measures for each NEO:

	Costas Miranthis	William Babcock	Emmanuel Clarke	Laurie Desmet	Theodore C. Walker
Group AROE	75%	62.5%	42.5%	52.5%	42.5%
Group Organizational Objectives	25	7.5	7.5	7.5	7.5
Total Group Performance	100%	70%	50%	60%	50%
Business Unit Financial Performance (1)	—	10	30	20	30
Personal Objectives	—	20	20	20	20
Total Financial Performance	75%	72.5%	72.5%	72.5%	72.5%
Total Personal Performance	25%	27.5%	27.5%	27.5%	27.5%

(1) Business Unit Return on Equity (ROE) for Messrs. Clarke and Walker and Operating Expense Performance for Mr. Babcock and Ms. Desmet.

i)	Total Group Performance
The Total Group Performance measure applied to all NEOs and was the most heavily-weighted measure (100% for Mr. Miranthis, 70% for Mr. Babcock, 60% for Ms. Desmet and 50% for Messrs. Clarke and Walker). The Total Group Performance measure is comprised of Group AROE and Group Organizational Objectives, with Group Adjusted Return on Equity (Group AROE) being the primary metric. Mr. Miranthis’ annual cash incentive was paid out at 186% of target, reflective of the Company’s strong financial performance in 2014.
The actual 2014 Total Group Performance results and resulting payout for each NEO, based on the weightings shown in the above table, are shown below:

			Payout
	Performance	Scale Payout	CEO	CFO	COO	Other NEOs (1)
Group AROE	15%	200%	150%	125%	105%	85%
Group Organizational Objectives	145%	145%	36%	11%	11%	11%

(1) Emmanuel Clarke and Theodore C. Walker.

Group Adjusted Return on Equity (Group AROE)
The Compensation Committee assessed all the metrics used in determining the NEOs' 2014 performance year annual cash incentives. As the foregoing tables show and as discussed above, Group AROE is the most predominant component used to determine Total Group Performance and consequently the 2014 performance year annual cash incentive payouts.
Group AROE is the sum of the Company's Operating Return on Equity (ROE) and the return on the Company's Risk Assets. ROE is based on operating earnings or losses (see Key Financial Measures in our Annual Report on Form 10-K for the year ended December 31, 2014 a definition). ROE excludes realized and unrealized gains or losses on the Company’s Risk Assets. The return on the Company's Risk Assets includes the realized and unrealized gains and losses from a portion of the Company's investment portfolio that includes equities, asset-backed securities, insurance linked securities and other specific investments. Group AROE is not a financial measure calculated in accordance with U.S. GAAP. See Key Financial Measures in our Annual Report on Form

10-K for the year ended December 31, 2014 for a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.
The Group AROE scale is established annually and approved by the Compensation Committee prior to the start of the performance year. The main factors considered in establishing the Group AROE scale were the current reinsurance market outlook and a sustained period of low interest rates.
The payout scale is as follows and is subject to straight-line interpolation.

2014 Group AROE Performance	Payout of Award as a Percentage of Target Annual Cash Incentive
>14%	200%
↕	↕
8-9%	100%
↕	↕
<3%	0%
The scale reflects PartnerRe’s compensation philosophy in the following respects:

•	The annual cash incentive target (i.e., payout at 100%) is awarded for a target Group AROE performance, which is established prior to the start of the performance year.

•	The annual cash incentive payout is capped at 200% because an uncapped payout could encourage risk-taking activities which are not in the best interests of our shareholders.

•	The scale is designed to ensure that our shareholders receive a minimum return, currently at least 3% Group AROE, before employees receive an allocation toward their annual cash incentive.

•	The scale is set to create challenging but realistic goals to motivate employees and provide the opportunity to pay for performance.
The Group AROE for 2014 was 15.1% and consequently the payout award for this component for the 2014 performance year was 200%.
Group Organizational Objectives
Non-financial objectives are recommended annually by the President and Chief Executive Officer and approved by both the Compensation Committee and the Board. For 2014, the Group Organizational Objectives were:

•	Evolve organizational structure;

•	Continue to explore options for strategic development; and

•	Simplify risk policy documentation and enhance ERM framework.
The Group Organizational Objectives will vary from year to year and the Compensation Committee does not assign specific weighting to any one individual component of the Group Organizational Objectives. No individual Group Organizational Objective was significant enough to make a meaningful impact on the maximum potential annual cash incentive payout for the 2014 performance year. As each qualitative objective was not individually material and was subjective in nature (i.e., not a quantitative measurement), the Compensation Committee reviewed the performance in the aggregate and determined that PartnerRe successfully achieved the Group Organizational Objectives, resulting in a payout of 145% of target.

ii)	Business Unit Financial Performance
Mr. Miranthis’s annual cash incentive does not include a Business Unit Performance measure. For Mr. Clarke and Mr. Walker, a Business Unit ROE metric accounted for 100% of their Business Unit Performance measure. The Operating Expense metric was introduced for Mr. Babcock and Ms. Desmet in 2014 to encourage PartnerRe's continued focus on expense management. The use of this financial metric emphasizes the importance of cost management as a performance indicator in today's challenging environment.

The following table shows the Non-Group Financial Performance metrics used for the 2014 performance year:

NEO	Metric used for Business Unit Performance Measure	Relative Weight of Business Unit Performance Measure (among all measures)	Actual 2014 Performance(1)	Scale Payout
William Babcock	CFO Operating Expense	10%	160%	160%
Emmanuel Clarke	Global ROE	30%	15.1%	180%
Laurie Desmet	COO Operating Expense	20%	180%	180%
Theodore C. Walker	North America ROE	30%	7.7%	94%

(1) The targets and payout scales are illustrated below and are subject to straight-line interpolation.

Global ROE Performance	North America ROE Performance	CFO Operating Expense Performance(1)	COO Operating Expense Performance(1)	Payout of Award as a Percentage of Target Annual Cash Incentive
>16%	>14%	($2.7m)	($10m)	200%
↕	↕	↕	↕	↕
9-10%	8-9%	$0	$0	100%
↕	↕	↕	↕	↕
<4%	<3%	$2.7m	$10m	0%

(1) Overage (savings) to operating expense budget.

iii)	Personal Objectives
Other than the Chief Executive Officer, each of our NEOs has predetermined qualitative objectives that vary from year to year. Qualitative objectives are recommended annually by the Chief Executive Officer and approved by the Compensation Committee. The weight on qualitative objectives aligns with the Compensation Committee’s goal of a 25% - 27.5% weight on qualitative objectives (Group Organizational and Personal Objectives combined), placing greater emphasis on quantitative performance measures. In 2014, the Compensation Committee considered numerous qualitative personal objectives, none of which covered all of our NEOs. For each NEO, the Compensation Committee considered all of the objectives that specifically applied to the NEO and reached a subjective view as to how well the NEO had achieved his or her personal objectives. Personal objectives cover many areas, including operational efficiency, effective capital management, maintaining good relationships with clients and success of significant projects. The Compensation Committee determined that each NEO successfully achieved their personal objectives for the 2014 performance year, resulting in a payout of between 145% and 160% of target for the Personal Objectives metric for each NEO.

(3)	Equity Awards
Through 2014, equity awards have provided “at-risk” compensation which has a long-term focus and are subject to both performance and time-based vesting mechanisms. Equity awards are intended to: (i) align the long-term interests of NEOs and shareholders; (ii) reflect long-term performance goals; and (iii) act as a talent retention vehicle.

Form of Equity
The NEOs blend of equity is 60% performance-based awards (PSUs and SSARs) and 40% time-based awards (RSUs). Prior to the start of the performance year, NEOs can customize their award and convert up to 25% of their PSU and RSU awards into SSARs. The performance-based equity has a greater motivational impact while the time-based equity has a greater retentive impact. The annual equity award distribution for the NEOs is as follows:

			Blend of Equity
Equity Award Level	Annual Equity Target Dollar Value	Actual Grant for 2014 Performance Year(1)	RSUs (2) (40%)	PSUs (2) (40%)	SSARs (2) (20%)
CEO	$4,500,000	$4,950,000	$1,980,000	$1,980,000	$990,000
CFO (3)	$1,250,000	$1,375,000	$481,250	$481,250	$412,500
Other NEOs	$1,250,000	$1,375,000	$550,000	$550,000	$275,000

(1)
Granted on February 17, 2015 at 110% of target dollar value. In connection with his resignation, Mr. Miranthis received the value of his equity awards for the 2014 performance year in cash as part of his termination payments.

(2) RSUs and PSUs have a three-year cliff vest and the PSUs are subject to a performance measure; SSARs have a three-year ratable vest.
(3) Mr. Babcock customized his 2015 grant as follows: 35% RSUs / 35% PSUs / 30% SSARs.
Equity Performance Adjustment
At grant, the target dollar value of the annual equity award is adjusted (90% - 110%) based on the prior year’s Group AROE result of 15.1%:

•	Results within scale (3 -14%) – no adjustment

•	Results below scale (<3%) – 90% of target dollar value

•	Results above scale (>14%) – 110% of target dollar value
The 15.1% Group AROE result for 2014 exceeded the maximum range on the annual incentive scale, resulting in an adjustment of 110% to the 2014 equity target dollar values.
For the 2014 performance year grant, upon settlement, PSU awards can be adjusted upward or downward based on the average three-year growth in Tangible Book Value Per Diluted Share (TBVPS) + non-life reserve discount + life unrecognized value + dividends paid from grant date. This financial performance metric was selected by the Company because it has a high correlation to shareholder value. The following table shows the payout scale on settlement, based on performance and is subject to straight-line interpolation:

Level	PSU Metric Scale (above risk-free return)(1)	PSU Adjustment %
Maximum	>1,200bps	150%
↕	↕	↕
Target	700bps	100%
↕	↕	↕
	<200bps	50%

(1) Based on a reference portfolio of risk-free securities with three-year duration.

The following table shows each NEO's actual 2015 PSU grant value against the scale to show what each NEO would potentially receive when the PSUs vest if maximum, target or minimum performance is achieved at the end of the three year period:

	Estimated PSU Value at Vest for PSU Performance (1)
Name	Minimum	Target Performance	PSU Grant at Minimum
Costas Miranthis (2)	2,970,000	1,980,000	990,000
William Babcock	721,875	481,250	240,625
Emmanuel Clarke	825,000	550,000	275,000
Laurie Desmet	825,000	550,000	275,000
Theodore C. Walker	825,000	550,000	275,000

(1) Based on value at grant on February 17, 2015.
(2) See Amalgamation of PartnerRe and AXIS and Chief Executive Officer Change above for the treatment of PSUs for Mr. Miranthis in connection with his resignation.
Linking Pay for Performance
The Group AROE scale is established annually and approved by the Compensation Committee. The main factors considered in establishing the Group AROE scale were the current reinsurance market outlook and a sustained period of low interest rates. The Company’s financial results for 2014 were above target and this was reflected in the above target payment of the annual cash incentive component of at-risk compensation to the NEOs for the 2014 performance year, demonstrating a strong link between pay and performance.
The table below provides a three-year history of the Company performance.

	2012	2013	2014
Group AROE	15.0%	15.7%	15.1%
Group AROE Scale Payout	150%	200%	200%
Total Group Performance (1)	150%	190%	186%

(1) Based on a weighting of 75% for Group AROE and 25% for Group Organizational Objectives.
A review of the Chief Executive Officer's compensation was considered at the February 2014 meeting of the Compensation Committee and a decision was made to increase Mr. Miranthis's target annual incentive and target equity value to bring him closer to the market median of peer companies. In their review, the Compensation Committee considered, amongst other factors, the Company’s performance, the current reinsurance environment, alignment with peer companies’ Chief Executive Officer pay packages and maintaining a total compensation package that would continue to allow the Chief Executive Officer to focus on increasing shareholder value. Based upon these considerations, and taking into consideration the recommendation from the Compensation Committee's independent consultant Frederic W. Cook & Co., Inc., the Compensation Committee determined that it would be appropriate to increase the Chief Executive Officer’s at-risk annual incentive target from 125% to 150% of base salary and the annual target equity value from $3,000,000 to $4,500,000. Further underscoring the Compensation Committee’s commitment to align pay with performance, the Chief Executive Officer’s salary remained unchanged. Both increases took effect for the 2014 performance year, and bring the CEO near the market median of peer companies.
Executive Share Ownership and Retention
To promote the goal of aligning the interests of the NEOs and shareholders, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEOs to hold a stake in the future value of PartnerRe.
The Executive Total Compensation Program prescribes net share retention guidelines for all equity grants. For this purpose, “net shares” are the common shares remaining from a transaction (i.e., the exercise of an option or the vesting of restricted shares) after the NEO sells enough common shares to pay the applicable exercise price and any related tax or social security liabilities. The guidelines provide that:

•	NEOs who have not satisfied the applicable share ownership target must retain 100% of the net shares they acquire until they reach the target.

•
If an NEO has met the share ownership target, but the holdings subsequently drop below the target amount for any reason (for example, a new share issuance), the executive will have a one-year grace period to once again meet the target.

•	The net share retention guidelines do not apply to grants made prior to becoming an NEO.
The ownership target is expressed as a percentage of PartnerRe’s fully diluted common shares outstanding (“CSO”) at the end of each calendar year and includes all common shares and equivalents held by the NEO. The number of fully diluted CSO at December 31, 2014, was 49,087,412. The table below shows the ownership targets, common share ownership, and ownership expressed as a percentage of fully diluted CSO for each NEO as of December 31, 2014. All of the NEOs have reached their share ownership targets.

Name	Ownership Target—Common shares/equivalents as a percentage of fully diluted CSO	Common Share Ownership(1)	Common shares/equivalents as a percentage of fully diluted CSO
Costas Miranthis	0.07%	198,365	0.40
William Babcock	0.03%	50,351	0.10
Emmanuel Clarke	0.03%	61,402	0.13
Laurie Desmet	0.03%	42,264	0.09
Theodore C. Walker	0.03%	63,033	0.13

(1) Common Share Ownership includes common shares owned outright, PSUs, RSUs, RSU equivalents of Options, SSARs (conversion ratio for 2014 was one RSU to seven SSARs) and common shares held in qualified plans. This includes vested and unvested awards.
Severance
To assist in recruiting and to ensure that PartnerRe is competitive within the market, the Company provides for severance payments to the NEOs under several different scenarios. The severance triggers, restrictive conditions, and compensation payments are governed by each NEO’s individual employment agreement and our Change in Control Policy. For more information, see Potential Payments Upon Termination or Change of Control below.
Benefits & Perquisites Review
To meet market competitive conditions, benefits and perquisites are provided to NEO’s. In line with our peers, PartnerRe provides additional perquisites for Bermuda-based executives who have relocated from their home country to the corporate headquarters. Consistent with our pay-for-performance compensation philosophy, executive perquisites are limited to personal use of corporate aircraft (for the Chief Executive Officer only, capped at 30 hours, of which zero hours were used for 2013 and 2014), housing, club membership, car and travel allowances. All other benefits for the executives are awarded to all employees in their location. The Company does not provide tax gross-ups to NEOs.
Governance Features of our Executive Compensation Program
The Compensation Committee is charged with the corporate governance of executive compensation with respect to our NEOs. All members of the Compensation Committee are non-executive directors and are considered independent pursuant to the NYSE Rule 303A.05. The Compensation Committee is authorized to retain independent consultants to give advice on compensation matters.
The Compensation Committee is responsible for the review and final approval of the compensation elements for each executive officer including the Chief Executive Officer.
In so reviewing and approving executive officers’ compensation, the Compensation Committee:

•
in consultation with the Board in executive session, establishes and approves goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates the performance of the Chief Executive Officer in light of such established goals and objectives; and

•
in consultation with the Chief Executive Officer, establishes and approves goals and objectives relevant to the compensation of all other executive officers and evaluates their performance in light of such established goals and objectives.

The Compensation Committee is not involved in the consideration and determination of the directors’ compensation.

Independent Consultant
The Compensation Committee utilizes the services of an external compensation consultant. In 2014, the Compensation Committee utilized the services of Frederic W. Cook & Co., Inc.
In making decisions on Chief Executive Officer and other executive compensation, the Compensation Committee considered analysis and advice provided by Frederic W. Cook & Co., Inc., which was provided without consulting the Chief Executive Officer or management. Compensation Committee members have direct access to the consultant without management involvement.
During 2014, the services of Frederic W. Cook & Co., Inc. were limited to executive compensation matters. The Compensation Committee ascertained that Frederic W. Cook & Co., Inc. is an independent consultant to the Company.
Competitive Peer Group and Pay Analysis
The goal of the Compensation Committee is to ensure that the total compensation opportunity of our NEOs is competitive with the median of total compensation paid to executives of companies within the competitive peer group of (re)insurance companies which compete with us for executive talent. The Compensation Committee achieves this by conducting a competitive peer group analysis and comparing both the total compensation and each individual element of compensation to the peer group median.
The Compensation Committee considered and approved the composition of the competitive peer group with input from its independent consultant, Frederic W. Cook & Co., Inc. The competitive peer group is compiled using the following criteria: size (revenues, assets and market capitalization), corporate strategy, number of employees and business mix. Our 2014 competitive peer group (determined at the end of 2013) is comprised of ACE Ltd., Allied World Assurance Company Holdings AG, Arch Capital Group Ltd., AXIS, Everest Re Group Ltd., Munich Re, RenaissanceRe Holdings Ltd, SCOR SA, Validus Holdings and XL Group plc. Swiss Re is also part of the peer group for 2014 for the Chief Executive Officer compensation comparison; benchmark data for the other NEO’s is not available.
Each year the Compensation Committee reviews an analysis prepared by Frederic W. Cook & Co., Inc. comparing compensation within the peer group. The Compensation Committee utilizes this analysis when comparing compensation of the NEOs with that of executives with comparable responsibilities within the peer group.
Risk Management
The purpose of our business is to assume risk. As described above, our compensation programs contain a number of design features that proactively discourage excessive risk-taking. It is the view of the Compensation Committee that PartnerRe’s compensation policies and procedures do not create risks that are reasonably likely to have a material adverse effect on PartnerRe. These policies and procedures are reviewed as part of the Company’s risk management framework.
Clawback Provisions
NEOs may be required to repay some or all of any cash or equity incentive received from a grant if: (i) PartnerRe is required to restate our financial statements due to material non-compliance with financial reporting requirements; (ii) the restated financial statements would have resulted in a lower incentive award; and (iii) PartnerRe has determined that the material non-compliance causing the restatement was the result of the award recipient’s willful misconduct. The requirement to repay applies to any amounts granted, vested, obtained as the result of exercise or otherwise paid out during the 12 months following the date the financial statements subject to the restatement were filed with the SEC. Under the policy, the Board may also cancel the award recipient’s unvested equity or other unpaid bonus or incentive compensation and may cancel their vested but unexercised SSARs and options. These clawback features are in addition to the clawback provisions required under the Sarbanes-Oxley Act of 2002, which remain in effect. PartnerRe intends to further adjust our clawback policy in light of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 once the SEC adopts final rules implementing those requirements.
Equity Practices
Long-term incentives have comprised the greatest portion of the NEO’s target compensation, encouraging executives to perform in a manner consistent with long term shareholder value. As described above under Executive Share Ownership and Retention, the Executive Total Compensation Program prescribes share ownership guidelines, holding restrictions and incentives to encourage the NEOs to hold a stake in the future value of PartnerRe. PartnerRe does not backdate, reprice or grant equity awards retroactively. Repricing of awards would require shareholder approval under our shareholder-approved long-term incentive plan.
Anti-Hedging and Anti-Pledging Policy
A prohibition against hedging or pledging of PartnerRe common shares is embedded within our Trading Policy. This prohibits PartnerRe directors, officers and employees from: (i) entering into hedging or monetization transactions related to PartnerRe common shares, including through the use of financial instruments, such as prepaid forwards, equity swaps, collars and exchange funds; and (ii) holding PartnerRe common shares in a margin account or otherwise pledging PartnerRe common shares as collateral for a loan.
Annual Incentive Practices
As described above under Annual Cash Incentive, the annual cash incentive award is capped at a maximum payout of 200% of target to discourage excessive risk taking. Scales are reviewed and set annually prior to the start of each performance year to create challenging but realistic targets to ensure that risk-taking behaviors are not undertaken to achieve unrealistic goals.
Impact of Regulatory and Accounting Requirements
The Compensation Committee is mindful of how regulatory requirements, particularly those described below, affect its decisions.
Internal Revenue Code Section 162(m)
Section 162(m) precludes a public company (with certain exceptions) from taking a tax deduction for compensation in excess of $1 million paid to specified NEOs. The Company believes that the tax deductibility of compensation is an important factor, but should not be the sole factor, in setting executive compensation policy. Accordingly, although the Company generally intends to avoid losing a tax deduction due to Section 162(m), the Company reserves the right, in appropriate circumstances, to pay amounts that are not deductible.
Accounting Standards
The Compensation Committee considers the accounting treatment of compensation elements in determining types and levels of compensation for our NEOs. In determining equity awards in 2014, the Compensation Committee considered the potential dilution impact of the Employee Equity Plan. The Compensation Committee concluded that the associated dilutive impact was appropriate, given the objectives of our Executive Total Compensation Program, competitive compensation practices in the reinsurance industry, our performance, and the value of the awards as tools to motivate and retain employees.
Compensation Committee Report
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Form 10-K.

Compensation & Management Development Committee
Jean-Paul Montupet, Chairman
Roberto Mendoza
Debra Perry
Rémy Sautter

COMPENSATION TABLES
2014 Summary Compensation Table
The table below summarizes the total compensation paid to or earned by each of the NEOs for the fiscal years ended December 31, 2014, 2013 and 2012. The amounts disclosed in column (d) include RSUs and PSUs and the amounts disclosed in column (e) include SSARs. The amounts related to 2014 disclosed in column (f) were determined by the Compensation Committee at its February 17, 2015 meeting and were paid out shortly thereafter. The amounts disclosed in column (g) are further detailed in footnote 5 below.

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name and Principal Position	Year	Salary(2) ($)	Stock Awards(3) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Costas Miranthis President and Chief Executive Officer, PartnerRe Ltd.(1)	2014	1,000,000	2,640,096	683,090	2,793,750	1,843,613	8,960,550
	2013	1,000,000	2,400,015	529,706	2,375,000	567,477	6,872,198
	2012	1,000,000	482,144	405,270	1,953,125	478,349	4,318,888
William Babcock Executive Vice President and Chief Financial Officer, PartnerRe Ltd.	2014	595,514	962,498	426,933	1,101,718	385,448	3,472,111
	2013	578,933	999,932	220,714	1,093,114	381,460	3,274,153
	2012	557,978	241,072	202,635	871,210	391,895	2,264,790
Emmanuel Clarke Chief Executive Officer, PartnerRe Global (6)	2014	634,794	1,099,941	284,622	1,155,970	265,396	3,440,724
	2013	630,855	999,932	220,714	1,207,918	253,498	3,312,917
	2012	621,595	241,072	202,635	1,051,941	269,806	2,387,049
Laurie Desmet Executive Vice President and Chief Operations Officer, Group	2014	535,962	1,099,941	284,622	978,397	182,981	3,081,904
Theodore C. Walker President and Chief Executive Officer, PartnerRe North America	2014	605,711	1,099,941	284,622	948,869	123,555	3,062,698
	2013	596,759	999,932	220,714	1,026,039	124,747	2,968,191
	2012	587,941	241,072	202,635	655,034	130,656	1,817,338

(1)
As described in further detail in Amalgamation of PartnerRe and AXIS and Chief Executive Officer Change above, Mr. Miranthis ceased serving as the President and Chief Executive Officer on January 25, 2015.

(2)
The figures reflect the total salary received by each NEO during the applicable fiscal year. Our NEOs are not entitled to defer their salary in exchange for equity. The 2014 base salary shown above in the Elements of Total Compensation section refers to gross base salary in local currency.

(3)
In accordance with the SEC proxy disclosure rules, columns (d) and (e) reflect the amount of RSUs, PSUs and SSARs granted during the fiscal year by using the aggregate grant date fair value of awards, determined in accordance with FASB Accounting Standards Codification (ASC) Topic 718. For a discussion of the assumptions and methodologies used to value equity awards, see Note 16 to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2014. Equity awards granted in 2014 relate to the 2013 performance year. For details on the equity awards granted in 2015 for the 2014 performance year, see above Form of Equity section.

(4)	The figures reflect the non-equity incentive compensation paid in 2015 for the 2014 performance year. For more details, see above Annual Cash Incentive section.

(5)
The 2014 amount for Mr. Miranthis includes $198,000 in housing allowances, $150,000 for defined contribution plans and non-qualified plans, $96,066 for corporate memberships, $89,428 for dividend equivalents, $42,576 for life insurance premiums (including AD&D and individual disability) and $39,375 for Bermuda payroll tax. The company also paid, on Mr. Miranthis' behalf, Swiss taxes in the amount of $1,214,185, due on his SSARs exercises as it related to his prior work assignment in Switzerland (from 2007 to 2010), which are reimbursable due to contractual obligations for the period of time Mr. Miranthis worked in Switzerland. The remaining $13,983 is for the following items: Bermuda government social insurance contribution, car allowance, club allowance, and spousal attendance at a director and executive officer event. Under his executive employment agreement, Mr. Miranthis is entitled to the use of a company car. The amount for Mr. Miranthis includes insurance and service fees for the company car. When the company car is not being used by him, it is utilized for other business-related purposes. The Chief Executive Officer had access to two private aircrafts in the U.S. until November 2014, from December 2014 this was reduced to one private aircraft in the U.S. and one private aircraft in Europe, of which PartnerRe has a fractional interest. The Chief Executive Officer must approve any use of any of the aircrafts by employees and directors. Personal use of the aircrafts is reviewed annually by the Nominating & Governance Committee.

The 2014 amount for Mr. Babcock includes $204,000 in housing allowances, $65,506 for defined contribution plans and non-qualified plans, $37,256 for dividend equivalents, $30,000 in travel allowance and $7,560 for Bermuda payroll tax. The remaining $41,126 is for the following items: life insurance premiums, tax filing assistance, car allowance, club allowance and spousal attendance at a director and executive officer event.
The Bermuda government imposes a payroll tax of 14% on all employees in the Bermuda office including Messrs. Miranthis and Babcock. The salary level to which this tax applies is currently capped at $750,000. PartnerRe pays the employee payroll tax portion of 5.25% for all Bermuda employees.
The 2014 amount for Mr. Clarke includes $93,009 in housing allowances, $62,043 for defined contribution plans and non-qualified plans, $57,762 in school allowance and $37,454 for dividend equivalents. The remaining $15,128 is for the following items: tax filing assistance, Swiss Social Security and spousal attendance at a director and executive officer event.
The 2014 amount for Ms. Desmet includes company-paid Swiss income tax on RSU vesting in the amount of $83,708 for the period that Ms. Desmet worked on assignment in Switzerland, $58,956 for defined contribution plans and non-qualified plans and $36,661 for dividend equivalents. The remaining $3,656 is for the following items: life insurance premiums, tax filing assistance and spousal attendance at a director and executive officer event.

The 2014 amount for Mr. Walker includes $66,628 for defined contribution plans and non-qualified plans and $42,558 for dividend equivalents. The remaining $14,369 is for the following items: life insurance premiums, tax filing assistance, the company paid portion of the executive health benefit and spousal attendance at a director and executive officer event.
Items listed but not quantified are not individually $25,000 or higher and do not exceed 10% of the total perquisite value received by an NEO.

(6)
Mr. Clarke’s actual salary and non-equity incentive plan compensation for 2014 were CHF 628,509 and CHF 1,144,525, respectively, for 2013 were CHF 624,609 and CHF 1,195,958, respectively, and for 2012 were CHF 615,441 and CHF 1,041,526, respectively. The applicable exchange rate at December 31, 2014 of US$1.00 to CHF1.01 was used to convert amounts reported.

2014 Grants of Plan-Based Awards
This table discloses the target and maximum cash-based non-equity incentive payouts in respect of the 2014 performance year, and equity awards granted in 2014.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Option(4) (#)	Exercise or Base Price of Option Awards(4) ($)	Grant Date Fair Value of Stock and Option Awards(5) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Costas Miranthis	2/28/2014	—	—	—	6,675	13,350	20,025	13,350	—	98.88	2,640,096
	2/28/2014	—	—	—	—	—	—	—	46,723	—	683,090
	—	—	1,500,000	3,000,000	—	—	—	—	—	—	—
William Babcock	2/28/2014	—	—	—	2,781	5,562	8,343	4,172	—	98.88	962,498
	2/28/2014	—	—	—	—	—	—	—	29,202	—	426,933
	—	—	599,167	1,198,334	—	—	—	—	—	—	—
Emmanuel Clarke(6)	2/28/2014	—	—	—	2,781	5,562	8,343	5,562	—	98.88	1,099,941
	2/28/2014	—	—	—	—	—	—	—	19,468	—	284,622
	—	—	635,585	1,271,170	—	—	—	—	—	—	—
Laurie Desmet	2/28/2014	—	—	—	2,781	5,562	8,343	5,562	—	98.88	1,099,941
	2/28/2014	—	—	—	—	—	—	—	19,468	—	284,622
	—	—	537,950	1,075,900	—	—	—	—	—	—	—
Theodore C. Walker	2/28/2014	—	—	—	2,781	5,562	8,343	5,562	—	98.88	1,099,941
	2/28/2014	—	—	—	—	—	—	—	19,468	—	284,622
	—	—	607,957	1,215,914	—	—	—	—	—	—	—

(1)
As described in further detail above in the Annual Cash Incentive section, all employees of PartnerRe are eligible for an annual cash incentive if predetermined performance goals are achieved. Each employee has a target annual cash incentive that is set as a percentage of base salary. The annual cash incentive payout range is 0% to 200% of target for the CEO and 0% to 200% of target for all other employees.

(2)
PSUs vest in their entirety three years after grant date and are subject to a performance measure, which is described in further detail above in the Equity Performance Adjustment section. Dividend equivalents are accrued quarterly on unvested PSU awards and will be paid in cash when any earned PSUs are delivered.

(3)	RSUs vest in their entirety three years after grant date. Dividend equivalents are paid out quarterly in cash on unvested RSU awards.

(4)
The Company granted SSARs to the NEOs during fiscal year 2014 in respect of the 2013 performance year. SSARs were granted under the Employee Equity Plan with an exercise price equal to the closing price of PartnerRe common shares on the date of grant. SSARs vest 33% on the first anniversary of the date of grant, 33% on the second anniversary and 34% on the third anniversary.

(5)
The value of SSARs on February 28, 2014 is calculated by multiplying the Black-Scholes valuation of $14.62 by the number of underlying SSARs. The value of RSUs and PSUs on February 28, 2014 is calculated by multiplying the fair market value of $98.88 by the number of RSUs and PSUs.

(6)
Mr. Clarke’s threshold, target and maximum annual cash incentive was CHF 0, CHF 629,292 and CHF 1,258,584, respectively. The applicable exchange rate at December 31, 2014 of US$1.00 to CHF1.01 was used to convert amounts reported.

The Compensation Committee of the Board reviews and approves the non-equity and equity incentive awards for the NEOs. The grant date of the annual equity awards is the date of the first Compensation Committee of the Board meeting of the year, when awards are approved. SSARs are granted with an exercise price equal to the closing price of PartnerRe common shares on the grant date.

2014 Outstanding Equity Awards at Fiscal Year-End
The following table shows all outstanding equity grants as of December 31, 2014.

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Costas Miranthis	2/28/2014	—	46,723*	98.88	2/28/2024	13,350	1,523,636	13,350	1,523,636
	3/1/2013	15,538*	31,547*	89.20	3/1/2023	13,453	1,535,391	13,453	1,535,391
	2/29/2012	18,810*	19,380*	63.44	2/28/2022	7,600	867,388	—	—
	2/17/2011	69,099*	—	81.94	2/17/2021	—	—	—	—
	5/12/2010	50,000*	—	75.54	5/12/2020	—	—	—	—
	2/26/2010	18,089*	—	79.61	2/26/2020	—	—	—	—
	2/27/2008	24,097*	—	77.92	2/27/2018	—	—	—	—
William Babcock	2/28/2014	—	29,202*	98.88	2/28/2024	4,172	476,150	5,562	634,791
	3/1/2013	6,474*	13,145*	89.20	3/1/2023	5,605	639,699	5,605	639,699
	2/29/2012	18,810*	9,690*	63.44	2/28/2022	3,800	433,694	—	—
	2/17/2011	14,395*	—	81.94	2/17/2021	—	—	—	—
	10/1/2010	12,500*	—	80.45	10/1/2020	—	—	—	—
	2/26/2010	10,200*	—	79.61	2/26/2020	—	—	—	—
	2/27/2009	2,763*	—	61.90	2/27/2019	—	—	—	—
	8/4/2008	9,375*	—	69.50	8/4/2018	—	—	—	—
Emmanuel Clarke	2/28/2014	—	19,468*	98.88	2/28/2024	5,562	634,791	5,562	634,791
	3/1/2013	6,474*	13,145*	89.20	3/1/2023	5,605	639,699	5,605	639,699
	2/29/2012	18,810*	9,690*	63.44	2/28/2022	3,800	433,694	—	—
	2/17/2011	19,194*	—	81.94	2/17/2021	—	—	—	—
	9/1/2010	12,500*	—	75.80	9/1/2020	—	—	—	—
	2/26/2010	12,000*	—	79.61	2/26/2020	—	—	—	—
	2/27/2009	2,763*	—	61.90	2/27/2019	—	—	—	—
	3/31/2008	12,000	—	75.85	3/31/2018	—	—	—	—
	2/23/2007	10,500*	—	71.35	2/23/2017	—	—	—	—
Laurie Desmet	2/28/2014	—	19,468*	98.88	2/28/2024	5,562	634,791	5,562	634,791
	4/1/2013	—	—	—		3,000	342,390
	3/1/2013	—	—	—		3,083	351,863	1,962	223,923
	7/2/2012	6,600*	3,400*	75.67	7/2/2022	—	—	—	—
	2/29/2012	4,950*	2,550*	63.44	2/28/2022	1,000	114,130	—	—
	1/16/2012	—	—	—		1,500	171,195
	2/26/2010	10,200*	—	79.61	2/26/2020	—	—	—	—
	2/27/2009	2,763*	—	61.90	2/27/2019	—	—	—	—
	8/6/2008	10,000*	—	70.70	8/6/2018
	2/27/2008	12,000*	—	77.92	2/27/2018	—	—	—	—
	2/23/2007	10,500*	—	71.35	2/23/2017	—	—	—	—
	2/24/2006	2,500*	—	61.20	2/24/2016	—	—	—	—

		Option Awards(1)				Stock Awards(2)
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(3) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(4) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(4) ($)
Theodore C. Walker	2/28/2014	—	19,468*	98.88	2/28/2024	5,562	634,791	5,562	634,791
	3/1/2013	6,474*	13,145*	89.20	3/1/2023	5,605	639,699	5,605	639,699
	2/29/2012	18,810*	9,690*	63.44	2/28/2022	3,800	433,694	—	—
	2/17/2011	69,099*	—	81.94	2/17/2021	—	—	—	—
	2/26/2010	68,089*	—	79.61	2/26/2020	—	—	—	—
	2/27/2009	2,400*	—	61.90	2/27/2019	—	—	—	—
	1/2/2009	10,000*	—	70.07	1/2/2019	—	—	—	—
	2/27/2008	12,000*	—	77.92	2/27/2018	—	—	—	—
	7/5/2007	10,000*	—	78.24	7/5/2017	—	—	—	—
	2/23/2007	10,500*	—	71.35	2/23/2017	—	—	—	—
	2/24/2006	2,500*	—	61.20	2/24/2016	—	—	—	—
	2/24/2005	4,175	—	62.70	2/24/2015	—	—	—	—

*SSARs

(1)	All grants of options and SSARs vest 33% on the first anniversary of the grant date, 33% on the second anniversary and 34% on the third anniversary.

(2)
The market value of RSUs and PSUs is based on the closing price of $114.13 as at December 31, 2014, the last day of trading in 2014. All share awards cliff vest in their entirety three years from the date of grant. Dividend equivalents are paid out quarterly in cash for RSUs and accrued quarterly and paid upon settlement for PSUs.

(3)	These are RSU grants.

(4)	These are PSU grants.

2014 Option Exercises and Shares Vested
The following table shows all options exercised and RSUs that vested in 2014.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(1) ($)
Costas Miranthis(2)	123,017	4,964,075	9,213	932,724
William Babcock	—	—	5,470	553,783
Emmanuel Clarke(3)	11,200	603,746	6,142	621,816
Laurie Desmet	—	—	3,700	374,588
Theodore C. Walker	—	—	9,213	932,724

(1)	The value of the common shares is $101.24, which is based on the fair market value on the date of vesting (defined as the closing price on the vest date of February 18, 2014).

(2)	Mr. Miranthis’ aggregate exercise price was $9,078,011.

(3)	Mr. Clarke’s aggregate exercise price was $693,510.

2014 Non-Qualified Deferred Compensation
The following table shows the details of the NEOs’ non-qualified deferred compensation plans during 2014. It excludes contributions into 401K plans.

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year(1) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)
Costas Miranthis	—	150,000	16,475	1,658,025
William Babcock	13,421	36,906	4,539	292,659
Emmanuel Clarke(2)	197,431	41,362	14,348	919,301
Laurie Desmet	88,217	30,356	217,505	2,379,087
Theodore C. Walker	13,828	38,028	91,749	1,508,152

(1)	The contributions are included in the 2014 Summary Compensation Table.

(2)	The contributions made by and on behalf of Mr. Clarke were made in Swiss Francs. The applicable exchange rate at December 31, 2014 of US$1.00 to CHF1.01 was used to convert amounts reported.
The following contributions were disclosed in the Summary Compensation Table for the 2013, 2012 and 2011 proxy statements:

	2013 ($)	2012 ($)	2011 ($)
Costas Miranthis	150,000	150,000	150,000
William Babcock	35,633	33,878	44,704
Emmanuel Clarke	45,699(1)	44,499(2)	42,225(3)
Theodore C. Walker	37,594	37,173	50,033

(1) Based on the exchange rate at December 31, 2013 of US$1.00 to CHF1.12.
(2) Based on the exchange rate at December 31, 2012 of US$1.00 to CHF1.10.
(3) Based on the exchange rate at December 31, 2011 of US$1.00 to CHF1.06.

Mr. Miranthis was eligible for benefits under the Bermuda Non-Registered Pension Plan. Under this plan, PartnerRe contributes 15% of annual base salary each year. Employee voluntary contributions are allowed up to a maximum of 10% of base salary. Employees are vested in employer contributions 50% after one year of service and 100% at the end of two years. Payouts and withdrawals from the employer contributions may be made only upon the employee’s separation from service. Voluntary contributions made by the employee can be withdrawn twice per year at a minimum of $1,000. Payout will commence immediately after the employee ceases to work for PartnerRe, in the form of a lump sum payment.
Mr. Clarke is enrolled in the Swiss Non-Qualified Defined Contribution Plan. Under this plan, employer contributions are equal to 10% of the employee’s insured salary and employee contributions are equal to 5% of the employee’s insured salary. As required under Swiss law, the employee pension fund is required to have a guaranteed rate of return for the compulsory part and all contributions to this plan vest immediately.
Mr. Babcock, Ms. Desmet and Mr. Walker participate in the U.S. Non-Qualified Defined Contribution Plan. Under this plan, eligible participants receive an employer based contribution equal to 3% of base salary as well as an employer match equal to 200% of the first 4% of base salary upon exceeding the 2014 Internal Revenue Code compensation maximum of $255,000. All contributions to the non-qualified plan are vested immediately. Salary and annual incentive deferral elections, as well as distribution payments, are intended to comply with Section 409A of the Internal Revenue Code.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL
General
In this section, the description of termination provisions and change in control benefits, as well as the numbers in the table, are based on NEO employment agreements and a Change in Control Policy (CIC Policy) in effect as of December 31, 2014.
Each NEO employment agreement: (i) sets forth termination scenarios for death, disability, retirement, termination by us for or without cause and termination by the NEO with or without good reason (in accordance with Swiss law, Mr. Clarke’s employment agreement contemplates immediate termination for valid reason), and details what each NEO would receive upon each termination scenario; (ii) contains confidentiality provisions as well as non-competition and non-solicitation covenants which are in effect during and after employment; and (iii) incorporates our CIC Policy.
Changes in NEO Employment Agreements
Unrelated to the Amalgamation described above and prior to any consideration of any transaction that has given rise to the Amalgamation, the Compensation Committee considered amendments to the NEOs' employment agreements (Executive Agreements) to address a gap between the Company's CIC Policy and the Executive Agreements. Pursuant to the CIC Policy, termination must occur “during” the 12-month transition period following the change in control event to constitute a qualifying CIC Policy termination. Consequently, the executives could not provide 12 months' notice within the transition period and still have a termination occur “during” the transition period.
In September 2014, the Compensation Committee approved modifications to the Executive Agreements to reflect the intent of the CIC Policy and provide the executives with a period of up to 6 months following a change in control event to assert “Good Reason,” thereby allowing the executives to continue to provide up to a 12 month notice following a change in control event and still be eligible for payments and benefits under the CIC Policy. In addition, it was further approved that the Executive Agreements be clarified to provide that, if the Company delivers a notice to terminate the executive for reasons other than death, disability or cause at any point during the transition period, the executive will be entitled to payments and benefits under the CIC Policy together with a 12 month notice.
Termination Provisions
This section describes for our NEOs the consequences of a termination of employment for retirement, death, disability, NEO voluntary termination without good reason or a termination by PartnerRe for cause, NEO termination for good reason or a Company termination without cause.
Each Executive Agreement contains a provision for notice periods (which can be immediate) under various termination scenarios. In the event that the Company elects to terminate the NEO’s employment before the end of the required notice period, the NEO will receive a payment that reflects the amount of compensation he or she would have earned had he or she remained an employee through the termination date originally specified in the notice of termination (collectively, Payments in lieu of notice). The descriptions under “Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe” and “Termination by the NEO for good reason or by PartnerRe without cause” do not include the Payments in lieu of notice.
In the event the Company elects to terminate the NEO's employment before the end of the required notice period, the NEO will receive a payment that reflects the amount of compensation that would have been earned had the NEO remained an employee through the termination date originally specified in the notice of termination.
For 2014, per the amendments to the Executive Agreements and for the purposes of the severance tables below, the Average Incentive will be the greater of the target annual cash incentive for the current year or an amount that is equal to the percentage calculated by multiplying the sum of the percentage that is the payout as percentage of target, as determined by the Compensation Committee, for each of the three fiscal years prior to the fiscal year in which the transaction date occurs, divided by 3 (Average Payout Percentage), and multiplying the Average Payout Percentage by the target annual incentive value.

Termination for retirement
Each Executive Agreement provides that where the NEO’s employment terminates as a result of his or her retirement on or after attaining the retirement age (as defined by the NEO's contract), that the NEO is entitled to (i) all accrued base salary and benefits accrued or earned but unpaid through retirement date; (ii) any Annual Incentive earned in respect of the previous completed fiscal year not paid as of retirement date; (iii) the Average Incentive amount prorated based on the number of days elapsed in the current fiscal year of the date of termination (Pro Rata Average Incentive) and (iv) any other payments or benefits that may be approved by the Board in its sole discretion.
Pursuant to his or her employment agreement, if Mr. Walker’s and Ms. Desmet's employment agreement terminates as a result of his or her retirement before attaining age 65, but subject to having already attained age 55, Mr. Walker and Ms. Desmet is eligible to receive certain medical and dental coverage paid for by the Company.
Under PartnerRe’s Executive Restricted Share Unit Award Agreement, Executive Performance Share Unit Award Agreement and Executive Share-Settled Share Appreciation Right Agreement (collectively, PartnerRe Equity Agreements), any unvested equity awards held by an NEO as of his or her retirement date will continue to vest under the original vesting provisions for up to 36 months following the date of retirement. Any vested equity awards (including those that vest post-retirement) will remain exercisable for the remainder of their original term. The continuation of the vesting and exercise periods following retirement is subject to compliance with post-retirement covenants (non-competition, non-solicitation of employees and non-disclosure of confidential information until the awards have vested, or, in the case of SSARS, until the SSARS have been exercised or expired).
Termination for death
Pursuant to their Executive Agreements, upon an NEO’s death, his or her dependents are entitled to receive within 30 days of the date of termination, in aggregate:

•	Accrued base salary and benefits and any annual incentive earned in respect of the previous completed fiscal year but not paid as of the date of termination;

•	12 month's base salary;

•	A payment equal to the pro rata portion of the Average Incentive Amount, determined as of the date of termination based on the number of days elapsed in the current fiscal year;

•	A payment equal to the target annual incentive for the fiscal year in which the date of termination occurs;

•	Continued health coverage for 24 months; and

•	Pursuant to the NEO's PartnerRe Equity Agreements, immediate vesting of all equity awards, with all vested SSARs remaining exercisable for 12 months following the date of termination of employment.

•	Other benefits:

▪	For Mr. Miranthis’ dependents: housing allowance for up to six months; and

▪	For Mr. Clarke’s dependents: housing and school allowance for up to six months.
Termination for disability
Pursuant to their employment agreements, each NEO whose employment is terminated for disability is entitled to:

•	Accrued base salary and benefits and any annual incentive earned in respect of the previous completed fiscal year but not paid as of the date of termination;

•
The amount of any difference between the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans and the amount actually paid in satisfaction of such benefits by insurance or any governmental authority for so long as the NEO remains disabled and therefore entitled to such benefits. Such payment shall be made no less frequently than monthly;

•
A payment equal to the pro rata portion of the Average Incentive Amount determined as of the date of termination based on the number of days elapsed in the current fiscal year as of the date of termination;

•	Immediate vesting of all equity awards, with all vested Options and SSARs remaining exercisable for 12 months following the date of termination of employment; and

•	Health and welfare benefit continuation for so long as the NEO remains entitled to such benefits pursuant to PartnerRe’s benefit plans.

•	Other benefits:

▪
Effective February 2013, in case of long term disability and subject to conditions, Mr. Miranthis would receive on a monthly basis the difference between 70% of his monthly base salary and the level of long-term disability benefits required to be maintained under PartnerRe’s benefit plans for five years at which time a lump sum of $5 million would be paid. The Company has subscribed to an insurance policy to cover such payments. The premium for 2014 was $36,336; and

▪	For Mr. Miranthis: housing allowance for up to six months; and

▪	For Mr. Clarke: housing and school allowance for up to six months.
Voluntary Termination by the NEO without good reason or termination for cause by PartnerRe (or valid reason with respect to Mr. Clarke’s employment agreement)
The NEO will only receive a lump sum corresponding to accrued base salary, benefits and annual cash incentive earned in respect of prior completed fiscal year but not paid (Accrued Benefits). All unvested equity awards will be forfeited and vested equity awards will remain exercisable for three months following the date of termination of employment.
Termination by the NEO for good reason or by PartnerRe without cause (without a change in control)
The Chief Executive Officer is entitled to an amount equal to the sum of the following, to be paid or provided on the payment date:

•	The accrued salary and benefits plus the annual incentive earned in respect of the previous completed fiscal year but not paid as of the date of termination;

•	12 months' base salary at the rate in effect on the date of termination, paid as a lump sum;

•	The pro rata portion of the Average Incentive Amount determined based on the number of days elapsed in the current fiscal year as of the date of termination;

•	The Average Incentive Amount;

•	Any unvested equity awards held at the time of termination will vest in full; and

•	All outstanding PSUs will vest on a pro rata basis on the date of termination.

•	Other benefits:

▪	Housing for up to six months; and

▪	Health and welfare benefit continuation for up to 12 months.
The other NEOs are entitled to an amount equal to the sum of the following to be paid or provided on the Payment Date:

•	The accrued salary and benefits plus the annual incentive earned in respect of the previous completed fiscal year but not paid as of the Date of Termination;

•	12 months' base salary at the rate in effect on the Date of Termination, paid as a lump sum;

•	The pro rata portion of the Average Incentive Amount determined based on the number of days elapsed in the current fiscal year as of the Date of Termination;

•	The Average Incentive Amount; and

•	Any unvested equity awards held at the time of termination will vest on a pro rata basis and, if applicable, be paid out.

•	Other benefits: health and welfare benefit continuation for up to 12 months.
Change in Control Policy
The CIC Policy has two objectives: to motivate management to act in the best interests of shareholders and to protect compensation and benefits in order to retain key executives during a change in control transaction.

Certain senior employees, including the NEOs, are eligible for severance in the form of cash compensation and benefits if two events occur:
1. There has been a change in control event, as defined in the CIC Policy, within the previous 12 months; and
2. The employee is terminated by PartnerRe for reasons other than death, disability or for cause, or the employee terminates with good reason, within 18 months of the change in control event.
Upon the occurrence of a change in control (as defined in the CIC Policy) and a qualifying termination described above, the Chief Executive Officer is entitled to the following payments and benefits, to be paid within a reasonable period as determined by the Board and/or as is administratively practical:

•	Three times base salary;

•	A Pro Rata Target Annual Cash Incentive;

•	An amount equal to three times the Average Incentive;

•	Housing for up to 18 months;

•	Health and welfare benefit continuation for three years; and

•	Immediate vesting of all equity awards.

•	All outstanding performance awards shall be paid as if the maximum performance goals established in connection therewith were fully achieved.
The other NEOs are entitled to:

•	Two times base salary;

•	A Pro Rata Target Annual Cash Incentive;

•	An amount equal to two times the Average Incentive;

•	For Mr. Clarke: housing and school allowance for up to 12 months;

•	Health and welfare benefit continuation for two years;

•
If an excise tax is triggered under U.S. Federal tax law, either a reduction of any payments and benefits to the extent required to prevent the excise tax or the payments and benefits as is with no reduction, depending on which result would be better for the NEO; this option could apply to Mr. Babcock, Ms. Desmet and Mr. Walker; and

•	Upon the occurrence of a change in control (as defined in the equity plan) all outstanding equity awards shall immediately vest.

•	All outstanding performance awards shall be paid as if the maximum performance goals established in connection therewith were fully achieved.
Potential Payments upon Termination or Change in Control
The following table reflects the amount of compensation that would be paid to each of our NEOs in the event such NEO’s employment is terminated under various scenarios, including disability, death, for cause or without good reason (without a change in control) and in connection with a change of control. The amounts shown have been calculated as if the NEO’s employment had been terminated as of December 31, 2014, and using the closing market price of our common shares on December 31, 2014 ($114.13). The amounts shown in the tables are only estimates of the amounts that would be paid out to the NEOs upon their termination. The actual amounts to be paid out can only be determined at the time of an NEO’s termination.
The table does not include the following items:

•	All Accrued Benefits;

•	The effects of a retirement since none of our NEOs attained retirement age as of December 31, 2014;

•
Additional payments to the NEOs under PartnerRe’s benefit plans (plans providing, among other things, disability insurance, death insurance and medical insurance) which do not discriminate in scope, terms or operation in favor of the NEOs and are generally available to all employees;

•	The cash payment received by Mr. Miranthis in connection with the Amalgamation, which is described in further detail in Amalgamation of PartnerRe and AXIS and Chief Executive Officer Change above;

•	The effects of a NEO voluntary termination or a termination for cause by PartnerRe since the NEO would only be entitled to Accrued Benefits; and

•
In connection with the termination by the NEO or the termination by PartnerRe without cause, the Payments in lieu of notice since it is assumed that PartnerRe has not exercised its option to terminate the employment sooner.

The numbers in the table are based on NEO employment agreements and the CIC Policy in effect as of December 31, 2014.

NEOs	Compensation Elements	Death ($)	Disability ($)	Termination without Cause	Executive Resignation with Good Reason	Change in Control and Either Involuntary Termination or Termination with Good Reason (per CIC)
Costas Miranthis	Base Salary	1,000,000	—	1,000,000	1,000,000	3,000,000
	Target Annual Incentive(1)	1,500,000	—	—	—	—
	Average Incentive (Lump Sum)(1)	1,950,000	1,950,000	1,950,000	1,950,000	5,850,000
	Average Incentive (Pro Rata)(2)	—	—	1,950,000	1,950,000	1,950,000
	Other Benefits:
	Housing	99,000	99,000	99,000	99,000	297,000
	Health and Welfare(3)	60,692	60,692	28,229	28,229	98,025
	Equity Awards:
	SSARs	2,481,365	2,481,365	2,481,365	2,481,365	2,481,365
	RSUs	3,926,414	3,926,414	3,926,414	3,926,414	3,926,414
	PSUs	3,059,026	3,059,026	1,361,527	1,361,527	4,588,540
	Total	14,076,497	11,576,497	12,796,535	12,796,535	22,191,344
William Babcock	Base Salary	599,167	—	599,167	599,167	1,198,334
	Target Annual Incentive(1)	599,167	—	—	—	—
	Average Incentive (Lump Sum)(1)	796,892	796,892	796,892	796,892	1,593,784
	Average Incentive (Pro Rata)(2)	—	—	796,892	796,892	796,892
	Other Benefits:
	Health and Welfare(3)	53,077	1,650,770	24,687	24,687	53,077
	Equity Awards:
	SSARs	1,264,221	1,264,221	787,865	787,865	1,264,221
	RSUs	1,549,543	1,549,543	932,791	932,791	1,549,543
	PSUs	1,274,490	1,274,490	567,258	567,258	1,911,735
	Total	6,136,557	6,535,916	4,505,552	4,505,552	8,367,586
Emmanuel Clarke(4)	Base Salary	635,585	—	635,585	635,585	1,271,170
	Target Annual Incentive(1)	635,585	—	—	—	—
	Average Incentive (Lump Sum)(1)	862,277	862,277	862,277	862,277	1,724,554
	Average Incentive (Pro Rata)(2)	—	—	862,277	862,277	862,277
	Other Benefits:
	Housing	46,504	46,504	46,504	46,504	93,009
	School Allowance	28,881	28,881	28,881	28,881	57,762
	Health and Welfare(3)	14,955	613,590	6,956	6,956	14,955
	Equity Awards:
	SSARs	1,115,778	1,115,778	746,631	746,631	1,115,778
	RSUs	1,708,184	1,708,184	976,858	976,858	1,708,184
	PSUs	1,274,490	1,274,490	567,258	567,258	1,911,735
	Total	6,322,239	5,649,704	4,733,227	4,733,227	8,759,424
Laurie Desmet	Base Salary	537,950	—	537,950	537,950	1,075,900
	Target Annual Incentive(1)	537,950	—	—	—	—
	Average Incentive (Lump Sum)(1)	884,031	884,031	884,031	884,031	1,768,062

NEOs	Compensation Elements	Death ($)	Disability ($)	Termination without Cause	Executive Resignation with Good Reason	Change in Control and Either Involuntary Termination or Termination with Good Reason (per CIC)
	Average Incentive (Pro Rata)(2)	—	—	884,031	884,031	884,031
	Other Benefits:
	Health and Welfare(3)	41,400	618,543	19,256	19,256	41,400
	Equity Awards:
	SSARs	556,911	556,911	313,517	313,517	556,911
	RSUs	1,614,369	1,614,369	867,692	867,692	1,614,369
	PSUs	858,714	858,714	313,173	313,173	1,288,071
	Total	5,031,325	4,532,568	3,819,650	3,819,650	7,228,744
Theodore C. Walker	Base Salary	607,957	—	607,957	607,957	1,215,914
	Target Annual Incentive(1)	607,957	—	—	—	—
	Average Incentive (Lump Sum)(1)	668,753	668,753	668,753	668,753	1,337,505
	Average Incentive (Pro Rata)(2)	—	—	668,753	668,753	668,753
	Other Benefits:
	Health and Welfare(3)	62,371	667,246	29,010	29,010	62,371
	Equity Awards:
	SSARs	1,115,778	1,115,778	746,631	746,631	1,115,778
	RSUs	1,708,184	1,708,184	976,858	976,858	1,708,184
	PSUs	1,274,490	1,274,490	567,258	567,258	1,911,735
	Total	6,045,490	5,434,451	4,265,220	4,265,220	8,020,240

(1)	Includes total amount of target annual cash incentive and/or Average Incentive, as applicable. For details, see Termination Provisions and Change in Control Policy sections above.

(2)	Includes Pro Rata Target Annual Cash Incentive and/or Pro Rata Average Incentive, as applicable. For details, see Termination Provisions and Change in Control Policy sections above.

(3)
For calculation purposes, a 15% increase in premiums each year is assumed until retirement age for disability. For Mr. Miranthis, the benefit continuation period for death and disability is two years from the date of termination. Amounts would be paid to insurance companies.

(4)	The amounts are converted from Swiss Francs using the applicable exchange rate at December 31, 2014 of US$1.00 to CHF1.01.

PRINCIPAL ACCOUNTANT FEES AND SERVICES
The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the work of our public accounting firm Deloitte. The Audit Committee also pre-approves the audit services and non-audit services to be provided by Deloitte, including the fees and terms for such services, before Deloitte is engaged to render such services. The Audit Committee may delegate the authority to grant such approval to one or more designated members of the Audit Committee, provided that the decisions of any member to whom authority is delegated shall be presented to the full Audit Committee at its next meeting. The Audit Committee has sole authority to approve all audit fees and terms. All services of Deloitte, the member firm of Deloitte Touche Tohmatsu Limited, and their respective affiliates (collectively, the Deloitte Entities), were pre-approved by the Audit Committee.
During fiscal year 2014, the Audit Committee had nine meetings, including informational calls, to discuss (among other things) the Company's quarterly results. The meetings were conducted to encourage communication among the members of the Audit Committee, management, the internal auditors and Deloitte. The Audit Committee also discussed with Deloitte the overall scope and plans for Deloitte’s audits and the results of such audits. The Audit Committee met with representatives from Deloitte, both with and without management present.
The following table presents fees for professional services rendered by the Deloitte Entities for the years ended December 31, 2014 and 2013 (in U.S. $):

	2014	2013
Audit Fees(1)	$5,455,920	6,174,078	(3)
Audit-Related Fees(2)	74,160	50,722	(3)
Tax Fees(4)	—	14,897
All Other Fees	—	—
Total	$5,530,080	$6,239,697

(1)
These are fees for professional services rendered by the Deloitte Entities for the audit of our annual financial statements included in our annual report on Form 10-K, the review of the financial statements included in our quarterly reports on Form 10-Q and audit services provided in connection with statutory and regulatory filings.

(2)
These are fees for audit-related services performed by the Deloitte Entities that are reasonably related to the performance of the audit or review of our financial statements but are not described in item (1) above. These fees include an audit for an employee benefit plan and meetings with a regulator.

(3)	These fees were an estimate at the time of the filing of the Proxy Statement in 2014 and were finalized by the Audit Committee thereafter.

(4)	These are fees attached to tax instructional based training provided by Deloitte Entities on ASC 740: Tax Provisions and SSAP101: Income Taxes.

ELECTION OF DIRECTORS
PROPOSAL 1—TO ELECT FOUR (4) DIRECTORS TO HOLD OFFICE
UNTIL THE ANNUAL GENERAL MEETING OF SHAREHOLDERS IN THE YEAR 2018
OR UNTIL THEIR RESPECTIVE SUCCESSORS HAVE BEEN DULY ELECTED
(Item 1 on the Form of Proxy)
Messrs. Holsboer, Mendoza, Twomey and Zwiener have been nominated to hold office for a three-year term that will expire at the Annual General Meeting in the year 2018. The proxy will be voted in accordance with the directions thereon or, if no directions are indicated, the proxy will be voted for the election of the four nominees named above. The Board has proposed and recommended that each nominee be re-elected to hold office.
If any nominee shall, prior to the Annual General Meeting, become unavailable for election as a director, the persons named in the accompanying proxy will vote in their discretion for such nominee, if any, as may be recommended by the Board, or the Board may reduce the number of directors to eliminate the vacancy.
In accordance with the terms of the Merger Agreement, upon termination of EXOR's proposed acquisition of PartnerRe, the Directors then in office will cease to continue as directors of PartnerRe.
The presence, in person or by proxy, of the holders of 25% of the outstanding common shares is required for a quorum for the election of directors at the Annual General Meeting. If a quorum is not present, the Annual General Meeting may be adjourned from time to time until a quorum is obtained. Election of directors at the Annual General Meeting will be decided by a simple majority of votes cast. For further information, see the answers to the questions “How many votes must be present or represented by proxy to hold the Annual General Meeting?” on page 6 and “How many votes are needed to approve each proposal?” on page 7.
Nominees
The ages, business experience, and directorships in other companies of the four nominees for election are set forth on pages 11-13. All of the nominees currently serve as directors of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FOUR (4)
DIRECTORS NAMED ABOVE.

PROPOSAL 2—TO RATIFY THE APPOINTMENT BY OUR AUDIT COMMITTEE OF DELOITTE LTD., AS OUR INDEPENDENT AUDITORS TO SERVE UNTIL
THE 2016ANNUAL GENERAL MEETING, AND TO REFER DECISIONS ABOUT
THE AUDITORS’ COMPENSATION TO THE BOARD OF DIRECTORS
(Item 2 on the Form of Proxy)
The Board proposes and recommends that the shareholders ratify the appointment by our Audit Committee of the firm of Deloitte Ltd. to serve as our independent registered public accounting firm until the 2016 Annual General Meeting. Deloitte Ltd. has served as independent auditors from the inception of PartnerRe in August 1993 to present. A representative of Deloitte Ltd. will attend the Annual General Meeting and will have an opportunity to make a statement, if he or she desires to do so, and to respond to appropriate questions. Shareholders at the Annual General Meeting will also be asked to vote to refer decisions about the auditors’ compensation to the Board.
Notwithstanding the approval of Proposal 2, upon consummation of EXOR's proposed acquisition of PartnerRe, EXOR may choose to replace PartnerRe's independent registered public accounting firm.
If you do not ratify the appointment of Deloitte Ltd., the Audit Committee will reconsider its appointment. Even if you do ratify the appointment, the Audit Committee retains its discretion to reconsider its appointment if it believes necessary in the best interest of PartnerRe and its shareholders.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT
BY OUR AUDIT COMMITTEE OF DELOITTE LTD., AS OUR INDEPENDENT
AUDITORS, TO SERVE UNTIL THE 2016 ANNUAL GENERAL MEETING AND TO REFER DECISIONS ABOUT THE AUDITORS’ COMPENSATION TO THE BOARD.

PROPOSAL 3—TO APPROVE EXECUTIVE COMPENSATION DISCLOSED PURSUANT TO
ITEM 402 OF REGULATION S-K (NON-BINDING ADVISORY VOTE)
(Item 3 on the Form of Proxy)
The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires our shareholders be provided with the opportunity to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers (“NEOs”) as disclosed in this Proxy Statement pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission.
As described in detail under the heading “Compensation Discussion and Analysis,” we seek to closely align the interests of NEOs with the interests of shareholders. Our compensation programs are designed to reward our NEOs for the achievement of short-term and long-term strategic and operational goals and the achievement of increased total shareholder return, while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.
The Executive Summary in the Compensation Discussion and Analysis, which begins on page 30, describes PartnerRe’s primary business as assuming risk; we increase shareholder value by ensuring that our executives and employees have the skills to assess, value and manage risk appropriately, consistent with the long-term goals of PartnerRe. Our compensation policies emphasize, and are designed to reward these skills.
The following three principles drive our behavior and form the foundation for our compensation policies:

•	selling a product of value to selected reinsurance and capital markets clients while maintaining the financial ability to meet our commitments;

•	delivering an adequate return on shareholders’ capital within predetermined risk levels; and

•	following sound management and governance practices while providing a challenging work environment where employees can develop their careers and earn appropriate rewards for their performance.
PartnerRe’s Executive Total Compensation Program (which begins on page 32) guides the compensation for our Chief Executive Officer and all other NEOs. Our compensation program has many features designed to motivate and reward contributions and behaviors that produce optimal financial and non-financial results and ensures PartnerRe’s long-term success. These features are designed to ensure that the Executive Total Compensation Program:

•	clearly links pay to performance;

•
achieves a balance between fixed compensation (base salary) and at risk compensation (annual cash incentive and equity awards). At risk compensation supports a pay-for-performance approach and links predetermined objectives, including Company performance, with at risk compensation, but is also capped to ensure that NEOs are not inappropriately motivated to maximize their at risk earnings;

•
ensures that long-term incentive awards in the form of equity are designed to align the NEOs’ interests with shareholders’ interests by emphasizing long-term business performance and overall PartnerRe success;

•	promotes retention of NEOs by providing long-term incentives; and

•	provides flexibility in form and structure of compensation to meet individual goals and time horizons.
Our compensation programs are designed to align the interests of management, employees, and shareholders by dissuading excessive risk-taking and ensuring that shareholders and employees share equally in the upside and downside of appropriate risk exposure.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our NEOs, as described in this Proxy Statement in accordance with the compensation disclosure rules of the U.S. Securities and Exchange Commission. The vote is advisory, which means that the vote is not binding on PartnerRe, our Board or the Compensation & Management Development Committee of the Board. If there is a significant vote against our NEO compensation as disclosed in this Proxy Statement, the Compensation & Management Development Committee will evaluate whether any actions are necessary to address the concerns of shareholders.
The affirmative vote of a majority of the common shares present or represented and entitled to vote either in person or by proxy is required to approve this Proposal 3.
Accordingly, we ask our shareholders to vote annually at the Annual General Meeting on the following resolution:
“RESOLVED, that the compensation paid to PartnerRe’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE EXECUTIVE COMPENSATION, AS DISCLOSED IN THIS PROXY STATEMENT.

APPENDIX I
Audit Committee Pre-Approval Policies and Procedures
The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by the external auditors, Deloitte., the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”). These policies and procedures prohibit the Deloitte Entities from performing any services for PartnerRe or PartnerRe subsidiaries without the prior approval of the Audit Committee. The Audit Committee has pre-approved the use of Deloitte Ltd. for certain audit-related services, which are as follows:

•
Annual audit of PartnerRe’s consolidated financial statements, including quarterly reviews, consultation on accounting issues, system control work, reports/reviews (Form 10-K, 10-Q, annual report, etc.), attendance at Audit Committee meetings, preparation of management letters, use of specialists in connection with the foregoing, and other services integral to audits of and expressing opinions on PartnerRe’s financial statements;

•
Annual audit of PartnerRe’s internal control over financial reporting, including interim procedures on Sections 302 and 404 of Sarbanes Oxley; consultation on internal control issues; system control work; use of specialists in connection with the foregoing; and other services integral to audits of and expressing opinions on PartnerRe’s internal control over financial reporting;

•	Consultation related to implementation of new accounting standards;

•
Audits of opening balance sheets of acquired companies and accounting consultations on acquisitions and proposed acquisitions where such services would otherwise be performed in the audit of PartnerRe’s consolidated financial statements;

•	Services related to procedures used to support the calculation of the gain or loss from dispositions and discontinued operations;

•	Preparation of compliance letters, agreed upon procedures, reviews, and similar reports related to audited financial statements;

•
Audits of financial statements and transactions included in consolidated financial statements that are used by lenders or filed with government and regulatory bodies, and similar reports, including affiliate transaction audits;

•
Services that result from the role of Deloitte Entities as independent auditor, such as reviews of SEC filings (including, but not limited to, registration statements under the Securities Act of 1933), consents, letters to underwriters, and other services;

•	Employee benefit plan audits where fees are paid by PartnerRe;

•	SSAE 16 attestation reports;

•	Electronic accounting research services;

•	Statutory audits and other regulatory reports, including but not limited to the audit of any Derivative Use Plans as required by the local regulators;

•	Review of financial statement tax provision and related disclosures; and

•	Merger and acquisition due diligence services.
Other Permitted Services
Specific approval is required from the Audit Committee before the Deloitte Entities are appointed to provide:

•	Non-financial information systems/consulting;

•	Integration consulting services;

•	Review of third party specialist work related to appraisal and/or valuation services;

•	Actuarial consulting services—non-audit related;

•	Employee benefits consulting;

•	Training; and

•	Tax services—returns, tax planning and consultation.
Prohibited Services
The Deloitte Entities may not provide:

•	Bookkeeping or other services related to our accounting records or financial statements;

•	Appraisal or valuation services or fairness opinions;

•	Management or human resources functions;

•	Broker-dealer, investment adviser, or investment banking services;

•	Legal services and expert services unrelated to the audit;

•	Internal audit outsourcing; and

•	Financial information systems design and implementation.

Audit Committee Review of Services
At each regularly scheduled Audit Committee meeting, the Audit Committee reviews the following:

•	A report summarizing the services provided by the Deloitte Entities and the fees paid for those services; and

•	A listing of newly pre-approved services since its last regularly scheduled meeting.
The Chairman of the Audit Committee is authorized to pre-approve services on behalf of the Audit Committee between meetings should the need arise. Any services and fees approved by the Chairman of the Audit Committee are included in the quarterly summary for the Audit Committee.

APPENDIX II
Reconciliation of Non-GAAP Measures to GAAP Measures
Group adjusted operating return on beginning diluted book value per common share and common share equivalents outstanding (Group AROE): The Compensation Committee uses annualized Group AROE as it believes that AROE is the best measure of operating performance, as it measures profit achieved relative to the shareholders’ investment.
Group AROE adjusts the Company’s Operating Return on Equity measure (Operating ROE-see Key Financial Measures in Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2014) by capturing the realized and unrealized gains or losses of our Risk Assets. Risk Assets are a part of the portion of the Company’s investment business and includes Equities, Principal Finance, Insurance Linked Securities, Strategic Investments and other specific investments.
The presentation of Group AROE is a non-GAAP financial measure within the meaning of Regulation G and should be considered in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP (see Comment on Non-GAAP Measures in Item 7 of Part II to our Annual Report on Form 10-K for the year ended December 31, 2014). The table below provides a reconciliation of Group AROE to the most comparable GAAP financial measure for the year ended December 31, 2014:

2014
Return on beginning diluted book value per common share calculated with net income per share attributable to common shareholders (Return on Equity)(1)	17.9%
Less:
Net realized and unrealized investment gains, net of tax, on beginning diluted book value per common share	5.1
Net foreign exchange losses, net of tax, on beginning diluted book value per common share	(0.8)
Net interest in earnings of equity investments, net of tax, on beginning diluted book value per common share	0.2
Withholding tax on inter-company dividends, net of tax, on beginning diluted book value per common share	(0.1)

Operating return on beginning diluted book value per common share (Operating ROE)(1)	13.5%
Add:
Net realized and unrealized investment gains on risk assets, net of tax, on beginning diluted book value per common share	1.6

Group adjusted operating return on beginning diluted book value per common share and common share equivalents outstanding (Group AROE)	15.1%
(1)The Company calculates Return on Equity and Operating ROE using net income per share and operating net income per share, respectively, for the period, divided by the beginning diluted book value per common share and common share equivalents outstanding.

APPENDIX III

PartnerRe Ltd. (the “Company”)
AUDIT COMMITTEE CHARTER
Audit Committee Purpose
The Audit Committee has been established to oversee the Company’s financial reporting process and the internal control structure on behalf of the Board of Directors. The Audit Committee will:

•
assist the Board of Directors’ oversight of (i) the integrity of the Company’s financial statements (ii) the Company’s compliance with legal and regulatory requirements, including the preparation of the audit committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s Annual Proxy Statement (iii) the independent auditor’s qualifications and independence and (iv) the performance of the Company’s internal audit function and independent auditors;

•	act as the designated independent audit committee for certain operating subsidiaries; and

•	meet regularly with management and internal and independent auditors and report on the execution of its duties and responsibilities to the Board of Directors.
Audit Committee Composition

1.	The Audit Committee will comprise at least three members of the Board of Directors.

2.
The Board of Directors, on the recommendation of the Nominating and Governance Committee, will appoint the members of the Audit Committee and will appoint one of them to be the Chairperson. Audit Committee members may be removed by the Board of Directors at any time.

3.
Each member of the Audit Committee shall meet the independence and experience requirements (including financial literacy) of Section 10A(m)(3) of the Securities Exchange Act of 1934 (including Rule 10A-3 thereunder) and the New York Stock Exchange. At least one member shall be designated as the “audit committee financial expert” as defined by the SEC and other applicable legislation and regulation.

4.
If any Audit Committee member serves on the audit committees of more than two public companies in addition to the Audit Committee, the Board of Directors must determine that such simultaneous service will not impair such member’s ability to serve effectively on the Audit Committee and disclose such determination in the Company’s Annual Proxy Statement.

Committee Meetings
The Audit Committee shall meet at least four times per year, or more often as deemed necessary or appropriate in the judgment of the Chairperson or the Audit Committee. The Audit Committee shall meet periodically in separate executive sessions with management, internal auditors and the independent auditor. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Audit Committee.
Meeting agendas will be prepared and provided in advance to members, along with appropriate briefing materials. Written minutes of the Audit Committee meetings shall be maintained.
Authority and Responsibilities of the Audit Committee
Authority
The Audit Committee is authorized to:

1.	Perform any specific oversight functions as requested by the Board of Directors.

2.	Meet with Company management, internal auditors, independent auditors, or outside counsel, as necessary.

3.	Retain such outside counsel, experts and other advisers as it determines appropriate to assist in the full performance of its functions.

4.	Conduct or authorize investigations into any matters within its scope of responsibilities as it deems appropriate.

5.	Review the internal audit function, including standards applicable to internal audits.

6.
Obtain any information it requires from any officers or employees, all of whom shall be directed to cooperate with the Audit Committee’s requests or the requests of external parties appointed by the Audit Committee.

The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, compensation to any advisers employed by the Audit Committee as provided for in paragraph 3 above, and ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Chief Audit Officer and the Chief Financial Officer shall be responsible for providing the Audit Committee with such resources.
The Audit Committee may delegate its authority to subcommittees of the Audit Committee or the Chairperson of the Audit Committee when it deems appropriate and in the best interests of the Company.
Responsibilities
In addition to any other responsibilities which may be assigned from time to time by the Board of Directors (or are set out elsewhere in this charter), the Audit Committee is responsible for the following matters:

1.
The Audit Committee shall be directly responsible for the appointment, retention and compensation, and oversight of the work of, any accounting firm(s) engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company (subject to shareholder ratification where applicable), including the resolution of any disagreements between management and the auditor regarding the Company’s financial reporting. Such firm(s) shall report directly to the Audit Committee.

2.
At least annually, review the independent auditors’ qualifications, performance and independence, which shall take into account the following (as well as any other matters the Audit Committee deems appropriate):

a.
review of a report from the independent auditors regarding (1) the independent auditors’ internal quality control procedures, (2) any material issues raised by the most recent internal quality control review or peer review of the independent auditors or by any inquiry or investigation by governmental or professional authorities in the last five years regarding any independent audits conducted by the independent auditors, and any steps taken to deal with such issues and (3) all relationships between the independent auditor and the Company;

b.	review of the independent auditor’s work throughout the year;

c.
receipt and discussion of the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence;

d.
review of the any proposals for the Company to hire personnel at and above the level of officer in the Company from the independent auditor who were engaged on the Company’s account within the last 3 year period and establishment and periodic review of hiring policies for any current employees (and close relations) or former employees of the independent auditors;

e.	all relationships or arrangements between the independent auditor and the Company;

f.
an evaluation of the lead partner or any other partner of the independent auditors responsible for conducting or reviewing the audit (including an evaluation of the experience and qualifications of the senior members of the audit team), and consideration of whether such partners should be replaced more frequently than as required by law or the independent audit firm itself should be replaced; and

g.	the opinions of management and the Company’s internal auditors regarding the independent auditor’s performance.

3.
Pre-approve the audit services and non-audit services to be provided by the Company’s independent auditor, including the fees and terms for such services, before the auditor is engaged to render such services (except to the extent that such pre-approvals are not required under the Exchange Act and related rules and regulations), and a description of the policies and procedures related to such pre-approvals shall be required to be disclosed in the Company’s Annual Proxy Statement, and consider whether the independent auditor’s provision of permissible non-audit services is compatible with its independence. The Audit Committee may delegate the authority to grant such approvals to one or more designated members of the Audit Committee, provided that the decisions of any member to whom authority is so delegated shall be presented to the full Audit Committee at its next meeting. The Audit Committee has sole authority to approve all audit fees and terms.

4.	Meet with the independent auditors prior to each annual audit to review the planning, scope, staffing, timing and coordination of the audit effort with internal audit.

5.
Ensure the Company maintains an internal audit function to provide management and the Audit Committee with ongoing assessments of the Company’s risk management processes, system of internal control and governance processes.

6.
At least once per year, review the performance of the Chief Audit Officer, and make recommendations to the Board and management regarding the responsibilities, proposed changes to remuneration, retention and/or replacement of the Chief Audit Officer. The Chief Audit Officer shall report directly to the Audit Committee.

7.
Review and approve the proposed internal audit plan and all major changes to the plan and results of completed audits. Review the responsibilities, budget, staffing of and any restrictions or limitations on the internal audit function, with management, internal auditors and the independent auditors.

8.	Review with the independent auditor any audit problems or difficulties (and management’s response thereto), including:

a.	any restrictions on the scope of the independent auditor’s activities or access to requested information and any significant disagreements with management;

b.	any accounting adjustments that were noted or proposed by the independent auditor but which were “passed” (as immaterial or otherwise);

c.	any communications between the audit team and the audit firm’s national office regarding auditing or accounting issues presented by the engagement; and

d.
any management or internal control letter issued, or proposed to be issued, by the independent auditor (and management’s responses) and any other significant suggestions for improvements provided by the independent auditors.

9.	Meet to review the annual audited financial statements. These reviews should include:

a.	Review of the annual report on Form 10-K, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

b.	Meeting with the independent auditors and management to discuss the Company’s annual audited financial statements;

c.	A discussion with the independent auditor of its responsibilities under generally accepted auditing standards and discuss significant findings, if any, from the audit; and

d.	A recommendation to the Board of Directors whether the financial statements should be included in the annual report on Form 10-K.

10.	Meet to review the quarterly financial statements (including the results of the independent auditors’ review of the quarterly financial statements). These reviews should include:

a.	A review of the quarterly report on Form 10-Q, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Conditions and Results of Operations”; and

b.	Meeting with the independent auditor and management to discuss the Company’s unaudited quarterly financial statements.

11.	Meet periodically with each of the Chief Financial Officer, internal auditors and independent auditors in separate executive sessions from time to time as the Audit Committee deems appropriate.

12.	Review with management, the internal auditors, and/or the independent auditor, as appropriate, significant accounting policies and decisions, and disclosures relating thereto, including:

a.	the Company’s critical accounting policies and practices to be used in applicable SEC filings;

b.	any changes considered material by management, internal auditors and independent auditors relating to accounting rules proposed or effected by accounting or regulatory authorities;

c.
all alternative treatments of financial information within generally accepted accounting principles related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor;

d.
any analyses prepared by management and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effect of alternative GAAP methods on the financial statements;

e.	any material financial arrangements of the Company which do not appear on the Company’s financial statements as determined by management, internal auditors and independent auditors;

f.	any significant proposed changes in the Company’s selection or application of accounting principles as recommended by management, internal auditors and independent auditors; and

g.	major issues as reported by management, internal auditors or independent auditors regarding accounting principles and financial statement presentations.

13.	Review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any.

14.	Review any transactions or course of dealing with parties related to the Company which are significant in size or that are relevant to an understanding of the Company’s financial statements.

15.
Review, in conjunction with the Chief Executive Officer and Chief Financial Officer, the Company’s disclosure controls and procedures and internal control over financial reporting, including whether there are any significant deficiencies and/or material weaknesses in the design or operation of such controls and any fraud involving management or other employees with a significant role in internal control over financial reporting. The Audit Committee shall also review any special audit steps adopted in light of significant control deficiencies.

Control, Risk and Compliance Responsibilities
In addition, the Audit Committee is also responsible for the following matters:

1.	Review compliance with regulatory and legal matters, including:

a.
review findings of any examinations by regulatory agencies, such as the SEC or the Bermuda Monetary Authority, and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies;

b.
review with management and the Company’s counsel any major litigation or investigations against the Company and any other legal matters or new or proposed laws, rules and regulations that could have a significant impact on the Company’s financial statements, or its financial condition or results of operations; and

c.	receive and review reports emanating from issues arising in respect of the Company’s Code of Business Conduct and Ethics and ensure appropriate actions are taken.

2.
Review and discuss policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee shall receive (a) a summary of the Annual Risk Assessment as presented to the Risk and Finance Committee along with the input provided by the Risk and Finance Committee, and (b) a risk-based Audit Plan presented by the Chief Audit Officer considering the results of the risk assessment completed by the Group Risk Management Director.

3.
Establish and oversee procedures for (A) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal control, auditing or business conduct matters and (B) the confidential and/or anonymous submission by employees of the Company of concerns regarding questionable accounting, auditing or business practice matters.

4.	Prepare the audit committee report required by the SEC for inclusion in the Company’s Annual Proxy Statement.
Reporting to the Board of Directors
In addition, the Audit Committee shall:

1.	annually review and assess the adequacy of this charter and recommend any proposed changes to the Nominating and Governance Committee.

2.	annually review the performance of the Audit Committee and recommend any proposed changes to the Nominating and Governance Committee.

3.
make regular reports to the Board of Directors. Such reports shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the independence and performance of the Company’s independent auditor, the performance of the internal audit function and any other matters that the Audit Committee deems appropriate or is requested to be included by the Board of Directors.

PartnerRe

PARTNERRE LTD.
5TH FLOOR, WELLESLEY HOUSE SOUTH
90 PITTS BAY ROAD
PEMBROKE HM08 BERMUDA

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The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Jan H. Holsboer 02 Roberto Mendoza 03 Kevin M. Twomey 04 David Zwiener

The Board of Directors recommends you vote FOR proposals 2. and 3.	For	Against	Abstain
2. To ratify the appointment by our Audit Committee of Deloitte Ltd. as our independent auditors, to serve until the 2016 annual general meeting, and to refer decisions about the auditors` compensation to the Board of Directors;	☐	☐	☐
3. to approve the Executive Compensation disclosed pursuant to Item 402 Regulation S-K (non-binding advisory vote).	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

02 0000000000

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Combined Document is/are available at www.proxyvote.com .

PartnerRe, Ltd.

This Proxy is solicited on behalf of the Board of Directors of PartnerRe Ltd. in connection with our Annual General Meeting of Shareholders to be held on December 18, 2015 at Wellesley House South, 90 Pitts Bay Road, 5th floor, Pembroke HM08, Bermuda.

The undersigned shareholder(s) of PartnerRe Ltd. hereby appoint(s) Jean-Paul L. Montupet and David Zwiener, or either of them, the true and lawful attorney, agent and proxy of the undersigned, with full power of substitution to vote all of our Common Shares, $1.00 par value per share, which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders to be held December 18, 2015 and at any adjournment or postponement of such meeting with all powers which the undersigned would possess if personally present, for the purposes set forth on the reverse side hereof.

This proxy will be voted as directred or, if no direction is indicated, it will be voted FOR the election of director nominees and the approval of the proposal as described on the reverse side.

Please complete, sign, date and return this card using the enclosed envelope.

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*** Exercise Your *Right* to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 18, 2015

PARTNERRE LTD.

PartnerRe

PARTNERRE LTD.
5TH FLOOR, WELLESLEY HOUSE SOUTH
90 PITTS BAY ROAD
PEMBROKE HM08 BERMUDA

OF 2

Meeting Information

Meeting Type: Annual Meeting
For holders as of: November 02, 2015
Date: December 18, 2015 **Time:** 12:00 PM LST
Location: 5th Floor
Wellesley House South
90 Pitts Bay Road
Pembroke HM08
Bermuda

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You are receiving this communication because you hold shares in the above named company.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at *www.proxyvote.com* or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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— Before You Vote —

How to Access the Proxy Materials

Proxy Materials Available to VIEW or RECEIVE:

1. Notice & Proxy Statement   2. Combined Document

How to View Online:

Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) and visit: *www.proxyvote.com.*

How to Request and Receive a PAPER or E-MAIL Copy:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX (located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will **NOT** be forwarded to your investment advisor. Please make the request as instructed above on or before December **06, 2015** to facilitate timely delivery.

— How To Vote —

Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to *www.proxyvote.com.* Have the information that is printed in the box marked by the arrow → XXXX XXXX XXXX XXXX available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

Internal Use Only

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Voting items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees

01 Jan H. Holsboer 02 Roberto Mendoza 03 Kevin M. Twomey 04 David Zwiener

The Board of Directors recommends you vote FOR proposals 2. and 3.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

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→ 0000 0000 0000 0000

Broadridge Internal Use Only
xxxxxxxxxx
xxxxxxxxxx
Cusip
Job #
Envelope #
Sequence #
of # Sequence

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Reserved for Broadridge Internal Control Information

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THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE